Exhibit 7.1

DATED AS OF APRIL 17, 2001

EMERA INC.

and

MONTREAL TRUST COMPANY OF CANADA

TRUST INDENTURE

PROVIDING FOR THE ISSUE OF DEBT SECURITIES

TRUST INDENTURE

PROVIDING FOR THE ISSUE OF DEBT SECURITIES

	ARTICLE FOUR
	PURCHASE FOR CANCELLATION AND REDEMPTION

4.1	Purchase	13
4.2	Redemption	14
4.3	Partial Redemption and Selection for Redemption	14
4.4	Notice of Redemption	14
4.5	Payment of Redemption Price	14
4.6	Redemption Procedure	15
4.7	Cancellation of Debt Securities	15

	ARTICLE FIVE
	COVENANTS OF EMERA

5.1	Payment of Principal, Premium and Interest	15
5.2	Office for Notices, Payments and Registration of Transfer, Etc.	16
5.3	Appointments to Fill Vacancies in Trustee’s Office	16
5.4	Covenant to Carry on Business	16
5.5	Payment of Taxes, Etc.	16
5.6	Trustee’s Remuneration and Expenses	16
5.7	Not to Accumulate Interest	16
5.8	Financial Statements	16
5.9	Performance of Covenants by Trustee	17
5.10	Annual Certificate of Compliance	17
5.11	Encumbrance on Assets	17

	ARTICLE SIX
	DEFAULT AND ENFORCEMENT

6.1	Events of Default	18
6.2	Acceleration on Default	19
6.3	Waiver of Default	20
6.4	Proceedings by the Trustee	20
6.5	Suits by Holders	21
6.6	Application of Monies Received by Trustee	21
6.7	Distribution of Proceeds	21
6.8	Immunity of Shareholders, Etc.	22
6.9	Trustee Appointed Attorney	22
6.10	Remedies Cumulative	22
6.11	Judgment Against Emera	22

	ARTICLE SEVEN
	SATISFACTION AND DISCHARGE

7.1	Cancellation	22
7.2	Non-Presentation of Debt Securities	22
7.3	Paying Agent to Repay Monies Held	23
7.4	Repayment of Unclaimed Monies to Emera	23
7.5	Release from Covenants	23

2

	ARTICLE EIGHT
	SUCCESSOR CORPORATION

8.1	General Provisions	23
8.2	Status of Successor Corporation	24

	ARTICLE NINE
	MEETINGS OF HOLDERS

9.1	Right to Convene Meeting	24
9.2	Notice	24
9.3	Chairman	25
9.4	Quorum	25
9.5	Power to Adjourn	25
9.6	Show of Hands	25
9.7	Poll	25
9.8	Voting	25
9.9	Regulations	26
9.10	Emera and Trustee may be Represented	26
9.11	Powers Exercisable by Extraordinary Resolution	26
9.12	Powers Cumulative	27
9.13	Meaning of “Extraordinary Resolution”	28
9.14	Minutes	28
9.15	Instruments in Writing	28
9.16	Binding Effect of Resolutions	28
9.17	Serial Meetings	29

	ARTICLE TEN
	SUPPLEMENTAL INDENTURES

10.1	Execution of Supplemental Indentures	30
10.2	Correction of Errors	31

	ARTICLE ELEVEN
	CONCERNING THE TRUSTEE

11.1	Trust Indenture Legislation	31
11.2	Rights and Duties of Trustee	31
11.3	Evidence, Experts and Advisers	31
11.4	Documents, Monies, Etc., Held by Trustee	32
11.5	Notices of Events of Default	32
11.6	Action by Trustee to Protect Interests	32
11.7	Trustee not Required to Give Security	32
11.8	Protection of Trustee	32
11.9	Replacement of Trustee	33
11.10	Conflict of Interest	34
11.11	Acceptance of Trust	34

	ARTICLE TWELVE
	NOTICES

12.1	Notice to Emera	34
12.2	Notice to Holders	34
12.3	Notice to Trustee	35
12.4	Mail Service Interruption	35

	ARTICLE THIRTEEN
	EXECUTION

13.1	Counterparts and Formal Date	36

4

THIS Indenture made as of April 17, 2001.

BETWEEN:

EMERA INCORPORATED, incorporated under the laws of Nova Scotia and having its head office at Halifax, in the Province of Nova Scotia,

(hereinafter called “Emera”)

OF THE FIRST PART

MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, having an office at Halifax, Province of Nova Scotia,

(hereinafter called the “Trustee”)

OF THE SECOND PART

WHEREAS:

(a) Emera deems it necessary to borrow money from time to time for its corporate purposes and with a view to so doing desires to create and issue Debt Securities to be constituted in the manner hereinafter appearing and to be issued in one or more series from time to time;

(b) Emera, under the laws relating thereto, is duly authorized to create and issue the Debt Securities to be issued as herein provided;

(c) all acts and things necessary (i) to constitute these presents a valid indenture and agreement according to its terms have been done and performed; and (ii) to make the Debt Securities when certified by the Trustee and issued as in this Indenture provided valid, binding and legal obligations of Emera with the benefits and subject to the terms of this Indenture;

(d) the Trustee has full power and authority to execute this Indenture and to accept and execute the trusts herein imposed upon it;

NOW THEREFORE this Indenture witnesses and it is hereby agreed and declared as follows:

ARTICLE 1

INTERPRETATION

Section 1.1. Definitions. In this Trust Indenture, unless there is something in the subject matter or context inconsistent therewith:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purpose of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing;

“Authorized Officer” means any individual who holds one or more of the offices of Chairman of the Board, President, Vice-President, Treasurer, Secretary or Assistant Secretary, in each case of Emera;

“Beneficial Owner” means any person holding a beneficial interest in the Debt Securities issued in Book-Entry Only Form;

“Board of Directors” means the Board of Directors of Emera or any duly authorized committee of that Board or any designated Officers of Emera acting pursuant to authority granted by the Board of Directors or Emera or any committee of such Board;

“Board Resolution” means a copy of a resolution certified by the Secretary or Assistant Secretary of Emera to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification;

“Book Entry System” means the record entry security transfer and pledge system known as of the date hereof by the name “Canadian Depository Service”, which is administered by CDS in accordance with the operating rules and procedures of the securities settlement service of CDS for book-entry only securities in force from time to time, or any successor system thereof;

“Book-Entry Only Form”, when used with respect to Debt Securities, means Debt Securities certified and delivered under the Book Entry System;

“Business Day” means, with respect to a particular location, a day other than a Saturday or a Sunday on which chartered banks are open for the transaction of business at such location;

“Capital Lease Obligations” means the obligation of a Person, as lessee, to pay rent or other amounts to the lessor under a lease of real or personal property which is required to be classified and accounted for as a capital lease on a consolidated balance sheet of such Person in accordance with Generally Accepted Accounting Principles;

“Certificate of Emera” means a written certificate signed in the name of any two officers of Emera or by any one officer and a director, or by any two of the directors of Emera, and may consist of one or more instruments so executed;

“CDS” means The Canadian Depository for Securities Limited and its successors approved by Emera and the Trustee;

“Common Shares” means shares of any class or classes of the share capital of a corporation or Securities representing ownership interests in any Person other than a corporation, the rights of the Holders of which to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of such corporation or other Person are not restricted to a fixed sum or to a fixed sum plus accrued dividends or other periodic distributions;

“Counsel” means legal counsel acceptable to the Trustee and to Emera;

“Currency” means any currency or currencies, composite currency or currency units, issued by the government of one or more countries or by any recognized confederation or association of such governments;

“Days” means calendar days;

“Debt” means all indebtedness issued, assumed or guaranteed for borrowed money or for the deferred purchase price of property;

“Debt Security” or “Debt Securities” means any debt securities consisting of notes, debentures and/or other unsecured evidence of Emera’s indebtedness created, issued and executed by Emera and certified and delivered by the Trustee from time to time pursuant to this Indenture;

“Depository” means with respect to any Debt Securities issued in whole or in part in the form of one or more Book-Entry Only Form Debt Securities, the Person designated as the depository for such Debt Securities by Emera, in or pursuant to this Indenture and includes any successor to such Person;

“Director” or “Directors” means either the board of Directors of Emera or any duly authorized committee of that Board or any designated Officers of Emera acting pursuant to authority granted by the Board of Directors or Emera or any committee of such Board;

“Emera” means Emera Incorporated and every successor company which shall have complied with the provisions of Article 8;

“Emera’s Auditors” means the auditors of Emera at the date hereof, or any other independent firm of accountants duly appointed as auditors of Emera;

“Event of Default” has the meaning attributed to it in Section 6.1;

“Extraordinary Resolution” has the meaning attributed to it in Section 9.13;

“Financial Instrument Obligations” means obligations arising under

(i)	interest rate swap agreements, forward rate agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into by a Person of which the subject matter is dependent or based upon interest rates in effect from time to time or fluctuations in interest rates occurring from time to time (excluding obligations which are considered to be Indebtedness of such Person by virtue of any provision of the definition of Indebtedness other than clause (ii) thereof);

(ii)	currency swap agreements, crosscurrency agreements, forward agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into by a Person of which the subject matter is currency exchange rates or pursuant to which the price, value or amount payable thereunder is dependent or based upon currency exchange rates in effect from time to time or fluctuations in currency exchange rates occurring from time to time; and

(iii)	commodity swap agreements, floor, cap or collar agreements, commodity futures or options or other similar agreements or arrangements, or any combination thereof, entered into by a Person of which the subject matter is one or more commodities or pursuant to which the price, value or amount payable thereunder is dependent or based upon the price of one or more commodities in effect from time to time or fluctuations in the price of one or more commodities occurring from time to time;

“Generally Accepted Accounting Principles” means, as at any date of determination, generally accepted accounting principles in effect in Canada at such date;

“Holders” means the several persons for the time being entered in the registers hereinafter mentioned as Holders of Debt Securities;

“Holders’ Request” means an instrument signed in one or more counterparts by the Holder or Holders of not less than 25% in principal amount of the Debt Securities outstanding for the time being, requesting the Trustee to take some action of proceeding specified therein;

“Indebtedness” means, with respect to any Person, without duplication,

(i)	all obligations of such Person for borrowed money, including obligations with respect to bankers’ acceptances and contingent reimbursement obligations relating to letters of credit and other financial instruments;

(ii)	all Financial Instrument Obligations;

(iii)	all obligations issued or assumed by such Person in connection with the acquisition of property in respect of the deferred purchase price of property;

(iv)	all Capital Lease Obligations and Purchase Money Obligations of such Person, and

(v)	all obligations of the type referred to in clauses (i) through (iv) of this definition of another Person, the payment of which such Person has guaranteed or for which such Person is responsible or liable, provided that obligations of such Person or of another Person of the type referred to in clauses (i) through (iii) of this definition shall exclude trade accounts payable, dividends and other distributions payable to shareholders, future income taxes, obligations in respect of Preferred Shares, accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested by such Person or such other Person in good faith, and non-monetary obligations in respect of performance guarantees;

“Maturity Date” means, with respect to any Debt Security, the date on which the principal of such Debt Security becomes due and payable as therein or herein provided, whether at the stated maturity thereof or by declaration of acceleration, call for redemption or otherwise;

“Nominee” means a nominee of the Depository;

“Non-Recourse Debt” means any Indebtedness incurred to finance the creation, development, construction or acquisition of assets and any increases in or extensions, renewals or refunding of any such Indebtedness, provided that the recourse of the lender thereof or any agent, trustee, receiver or other Person acting on behalf of the lender in respect of such Indebtedness or any judgment in respect thereof is limited in all circumstances (other than in respect of false or misleading representation or warranties) to the assets created, developed, constructed or acquired in respect of which such Indebtedness has been incurred and to any receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral arising from or connected with the assets created, developed, constructed or acquired and to which the lender has recourse;

“Officers’ Certificate” means a certificate signed by an Authorized Officer;

“Participant” means a participant in the Book Entry System.

“Person” means an individual, a corporation, a partnership, a trustee or an unincorporated organization; and pronouns have a similarly extended meaning;

“Preferred Shares” means

(a)	Securities which on the date of issue thereof by a Person

(i)	have a term to maturity of more than 30 years,

(ii)	rank subordinate to the unsecured and unsubordinated Indebtedness of such Person outstanding on such date,

(iii)	entitle such Person to satisfy the obligation to pay the principal thereof from the proceeds of the issuance of Common Shares;

(iv)	entitle such Person to defer the payment of interest thereon for more than 4 years without thereby causing an event of default to occur,

(v)	entitle such Person to satisfy the obligation to make payments of interest thereon from the proceeds of the issuance of Common Shares, and

(b)	shares of any class of the share capital of a corporation or Securities representing ownership interests in any Person other than a corporation which, in either case, are not Common Shares;

“Purchase Money Mortgage” means any mortgage, pledge, charge, security interest or other encumbrance created, issued or assumed by Emera to secure a Purchase Money Obligation; provided that such mortgage, pledge, charge, security interest or other encumbrance is limited to the property (including the rights associated therewith) acquired, constructed, installed or improved in connection with such Purchase Money Obligation;

“Purchase Money Obligation” means Indebtedness of Emera incurred or assumed to finance the purchase price, in whole or in part, of any property or incurred to finance the cost, in whole or in part, of construction or installation of or improvements to any property; provided that such Indebtedness is incurred or assumed substantially concurrently with the purchase of such property or the completion of such construction, installation or improvements, as the case may be, and includes any extension, renewal or refunding of any such Indebtedness so long as the principal amount thereof outstanding on the date of such extension, renewal or refunding is not increased;

“Redemption Date” has the meaning assigned by Section 4.4;

“Redemption Price” has the meaning specified in Section 4.2;

“Securities” means any stock, shares, units, installment receipts, voting trust certificates, bonds, debentures, notes, other evidences of indebtedness, or other documents or instruments commonly known as securities or any certificates of interest, shares or participations in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe for, purchase or acquire any of the foregoing;

“Series” means a series of Debt Securities which, unless otherwise specified in a Supplemental Indenture or a Board Resolution or other instrument creating a series of Debt Securities, consists of those Debt Securities which have identical terms and were or are to be issued at the same time, regardless of whether such Debt Securities are designated as a series;

“Subsidiary” or “Subsidiaries” means any corporation of which the majority of the Voting Shares are owned directly or indirectly by Emera or by one or more of its other Subsidiaries or by Emera in conjunction with one or more of its other Subsidiaries;

“Supplemental Indenture” means an indenture supplemental to this Indenture pursuant to which, among other things, Debt Securities may be authorized for issue or the provisions of this Indenture may be amended;

“Trust Indenture”, “Indenture”, “herein”, “hereby”, “hereof” and similar expressions mean or refer to this Indenture and include any and every Supplemental Indenture, deed or instrument or ancillary hereto; and the expressions “Article” and “Section” followed by a number mean and refer to the specified Article or Section of this Indenture;

“Trustee” means the Party of the Second Part and its successors for the time being in the trusts hereby created;

“Voting Shares” means a share carrying a voting right under all circumstances or under some circumstances that have occurred and are continuing, and includes a security currently convertible into such a share and currently exercisable options and rights to acquire such a share or such a convertible security;

“Written Order of Emera” means a written order signed in the name of Emera by any one or more of its chairman, president, a vice-president, secretary, treasurer, or assistant secretary or by any one or more of the directors; and “written request of Emera” has a similar meaning;

Words importing the singular number include the plural and vice versa, words importing gender include the masculine, feminine and neuter genders and words importing individuals shall include firms and corporations and vice versa.

Section 1.2. Meaning of “outstanding” for Certain Purposes. Every Debt Security certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustee for cancellation or monies for the payment thereof shall be set aside under Section 7.2 provided that:

(a) Debt Securities which have been partially redeemed shall be deemed to be outstanding only to the extent of the unredeemed part of the principal amount thereof;

(b) where a new Debt Security has been issued in substitution for a Debt Security which has been lost, stolen or destroyed, only one of them shall be counted for the purpose of determining the aggregate principal amount of Debt Securities outstanding; and

(c) for the purpose of any provision of this Indenture entitling Holders to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, Debt Securities owned legally or equitably by Emera or any Affiliate shall be disregarded except that:

(i) for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition, instrument or other action only the Debt Securities which the Trustee knows are so owned shall be so disregarded; and

(ii) Debt Securities so owned which have been pledged in good faith other than to Emera or any Affiliate shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Debt Securities in his discretion free from the control of Emera or any Affiliate.

Section 1.3. Accounting Principles.

(1) Wherever in this Indenture reference is made to generally accepted accounting principles or to “GAAP”, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Indenture, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.

(2) Indebtedness for any period may be determined to be not more than a stated amount, without determining the exact amount hereof.

(3) all determinations shall be made in accordance with generally accepted accounting principles and shall give effect to retirements of securities to be effected substantially concurrently with or prior to any issue of Debt Securities; and

(4) any consolidation of the accounts of Emera and its Subsidiaries contemplated by this Indenture shall be effected in accordance with generally accepted accounting principles.

Section 1.4. Interpretation not Affected by Headings, etc. The division of this Indenture into Articles and Sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

Section 1.5. Applicable Law. This Indenture and the Debt Securities shall be construed in accordance with the laws of the Province of Nova Scotia and the laws of Canada applicable therein.

Section 1.6. Certificates and Opinions. Any certificate made or given under or for the purpose of satisfying any provision of this Indenture or evidencing the compliance with any provision of this Indenture by an officer, officers, director or directors of Emera may be based, in so far as it relates to legal matters, upon an opinion of counsel, unless such person or persons signing the certificate knows, or in the exercise of reasonable care should have known, that the opinion with respect to the matters upon which his or their certificate is based as aforesaid is or are erroneous. Any opinion made or given by counsel may be based, in so far as it relates to factual matters and information with respect to which is in the possession of Emera, upon the certificate of an officer or officers of Emera, unless such counsel knows, or in the exercise of reasonable care should have known, that the certificate with respect to the matters upon which its opinion is based as aforesaid is or are erroneous. Any such certificate or opinion, as the case may be, made or given by an officer, officers, director or directors of Emera or by counsel may be based, in so far as it relates to accounting matters, upon the certificate or opinion of an auditor or accountant, including Emera’s Auditors, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should have known, that the certificate or opinion with respect to the matters upon which his certificate or opinion is based as aforesaid is or are erroneous.

Section 1.7. References, Definitions. Unless there is something in the context or subject matter inconsistent therewith, all references herein to Articles, Sections and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Indenture. Defined words or phrases shall have the meanings set out in Section 1.1 whether they appear in upper case or lower case form.

ARTICLE 2

ISSUE OF DEBT SECURITIES

Section 2.1. No Fixed Limitation. The aggregate principal amount of Debt Securities which may be authorized and outstanding at any one time hereunder is unlimited in aggregate principal amount. The Debt Securities may be issued in several series as herein provided.

Section 2.2. Issuable in Series.

(1) Emera may from time to time authorize the creation of one or more series of Debt Securities hereunder by Board Resolution. The Debt Securities of any such series may be limited to such aggregate principal amount, bear such date or dates, mature on such date or dates (and contain provisions for the extension or retraction of maturity date or dates), be interest bearing or discounted, bear such rate or rates of interest (either fixed or floating and, if floating, the manner of calculation thereof) if any, be in such denominations and forms, including definitive form or Book Entry Only Form, be redeemable at such price or prices, be entitled to the benefit of such covenants, sinking fund provisions and conversion rights, be payable as to principal, premium, if any, and interest at such time or times, at such place or places and in Canadian or such other currency or currencies and contain such other terms or provisions not inconsistent herewith as may be provided by Board Resolution or pursuant to authority granted by one or more Board Resolutions and set forth in an Officer’s Certificate or established by a Supplemental Indenture;

(2) Before the issue of Debt Securities of any series Emera shall deliver to the Trustee a Board Resolution or an Officers’ Certificate or a Supplemental Indenture for the purpose of establishing the terms thereof and the forms, if any, and denomination in which they may be issued, and the appointment of any paying agent, and, where applicable, the Trustee shall execute and deliver the Supplemental Indenture pursuant to Article 10;

(3) Whenever any series of Debt Securities shall have been authorized as aforesaid the same may be from time to time executed by Emera and delivered to the Trustee and shall be certified by the Trustee and delivered by it to or to the order of Emera upon receipt by and deposit with the Trustee of the following:

(a) Emera’s written request for certification and delivery of a specified principal amount of Debt Securities of such series;

(b) a Certificate of Emera that it is not in default in the performance of any of its covenants herein contained and that it has complied with all the requirements of this Indenture and any other instrument providing for the issuance of debt obligations of Emera in connection with the issue of the Debt Securities of which certification is requested;

(c) an opinion of counsel that all requirements imposed by this Indenture or by law in connection with the proposed issue of Debt Securities have been complied with.

(4) Debt Securities shall not be certified or delivered hereunder if, to the knowledge of the Trustee, an event of default shall have occurred and be continuing.

Section 2.3. Debt Securities to Rank Pari Passu. All Debt Securities issued pursuant to the provisions of this Indenture shall rank pari passu without discrimination, preference or priority whatever may be the actual date thereof or of the certification thereof or terms of issue of the same respectively with all other unsecured and unsubordinated indebtedness of Emera, save only as to purchase or sinking fund, amortization fund or analogous provisions (if any) applicable to different series.

Section 2.4. Computation of Interest. Debt Securities issued hereunder, whether originally or upon exchange or in substitution for previously issued Debt Securities, shall bear interest from their respective dates of certification or from the interest payment date next preceding the date of certification, whichever shall be the later, unless such date of certification be an interest payment date in which event such Debt Securities shall bear interest from such interest payment date.

Section 2.5. Signing of Debt Securities. The Debt Securities shall be under the corporate seal of Emera or a reproduction thereof (which shall be deemed to be the corporate seal of Emera) and shall be signed by the president or a vice-president and by the secretary, the treasurer, or the assistant secretary of Emera. The signatures of such persons may be mechanically reproduced in facsimile and Debt Securities bearing such facsimile signatures shall be binding upon Emera as if they had been manually signed by such persons. Notwithstanding that any of the persons whose manual or facsimile signature appears on any Debt Security may no longer hold office at the date of this Indenture or at the date of such Debt Security or at the date of certification and delivery thereof, any Debt Security signed as aforesaid shall be valid and binding upon Emera.

Section 2.6. Form and Denomination of Debt Securities.

(1) All Series of Debt Securities which may at any time be issued hereunder may be in such form or forms as shall be determined by a Board Resolution or pursuant to the authority granted by a Board Resolution at the time of the first issue of any series or part of a series of such Debt Securities and as shall be approved by or on behalf of the Trustee whose approval shall be conclusively evidenced by the certification thereof.

(2) The Debt Securities of any series may be engraved, lithographed, printed, mimeographed or typewritten, or partly in one form and partly in another as Emera may determine or as otherwise may be provided herein, provided that if the Debt Securities, (other than Debt Securities in Book-Entry Only Form) of any series are issued in mimeographed or typewritten form, Emera, on demand of any Holder or Holders thereof, shall make available within a reasonable time after such demand, without expense to such Holder or Holders, engraved, lithographed or printed Debt Securities in exchange therefore.

(3) Subject to any limitation as to the maximum principal amount of Debt Securities of any particular series, any of the Debt Securities may be issued as part of any series of Debt Securities previously issued in which case they shall bear the same designation and designating letters as have been applied to such similar prior issue and shall be numbered consecutively upwards in respect of each denomination of Debt Securities in like manner and following the numbers of the Debt Securities of such prior issue.

(4) If Debt Securities of or within a series are issuable as Book-Entry Only Form, as contemplated by Section 2.2, then any such Debt Securities shall be represented by one or more fully-registered permanent global debt security certificates which shall be held by, or on behalf of CDS as Depository of the Participants and shall be registered in the name of CDS (or such other name as CDS may use from time to time as its nominee for the purposes of the Book Entry System with the prior consent of Emera) and may provide that it shall represent the aggregate amount of outstanding Debt Securities of such series from time to time endorsed thereon and that the aggregate amount of outstanding Debt Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Book-Entry Only Form Debt Security to reflect the amount, or any increase or decrease in the amount, of outstanding Debt Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in a Written Order of Emera to be delivered to the Trustee. The Trustee shall deliver and redeliver any Book-Entry Only Form Debt Security in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Written Order of Emera.

(5) Notwithstanding the provisions of Section 5.1, unless otherwise specified by the Board Resolution, Officers’ Certificate or Supplemental Indenture creating a series of Debt Securities payment of principal of and any premium and interest on any Book-Entry Only Form Debt Security shall be made to the Holder of such Book-Entry Only Form Debt Security or to such other Person or Persons as specified therein.

(6) Except to the extent required by law, Emera, the Trustee and any agent of Emera and the Trustee shall treat as the Holder of such principal amount of outstanding Debt Securities represented by a Book-Entry Only Form Debt Security the Holder of such Book-Entry Only Form Debt Security. Notwithstanding the foregoing, nothing herein shall prevent Emera, the Trustee or any agent of Emera or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depository or Nominee, as Holder, with respect to a Book-Entry Only Form Debt Security or impair as between such Depository or Nominee and the owners of beneficial interests in such Book-Entry Only Form Debt Security, the operation of customary practices governing the exercise of the rights of such Depository or Nominee as Holder of such Book-Entry Only Form Debt Security.

(7) All Debt Securities shall be issuable in such denominations as shall be specified as contemplated by Section 2.2. With respect to Debt Securities of or within any series denominated in Canadian dollars, in the absence of any such provisions, the Debt Securities, other than Book-Entry Only Form Debt Securities (which may be issued in any denomination) shall be issuable in denominations of $1,000 and any integral multiples of $1,000 thereafter.

Section 2.7. Certification by Trustee.

(1) No Debt Security shall be issued or, if issued, shall be obligatory or entitle the Holder to the benefit hereof until it has been certified by or on behalf of the Trustee in the form of the certificate set out in the Debt Securities or in some other form approved by the Trustee and such certification by the Trustee upon any Debt Security shall be conclusive evidence, as against Emera, that the Debt Security so certified has been duly issued hereunder and is a valid obligation of Emera and that the Holder is entitled to the benefit hereof.

(2) The certificate of the Trustee on Debt Securities issued hereunder shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Debt Securities (except the due certification thereof) and the Trustee shall in no respect be liable or answerable for the use made of the Debt Securities or any of them or of the proceeds thereof. The certificate of the Trustee signed on the definitive or interim Debt Securities shall however be a representation and warranty by the Trustee that said definitive or interim Debt Securities have been duly certified by or on behalf of the Trustee pursuant to the provisions of this Indenture.

Section 2.8. Interim Debt Securities. Pending the delivery of definitive Debt Securities of any series to the Trustee, Emera may issue and the Trustee certify in lieu thereof interim Debt Securities, in such forms and in such denominations and signed in such manner as the Trustee and Emera may approve, entitling the Holders thereof to definitive Debt Securities of the said series when the same are ready for delivery. When so issued and certified, such interim Debt Securities shall, for all purposes, be deemed to be Debt Securities and, pending the exchange thereof for definitive Debt Securities, the Holders of the said interim Debt Securities shall be deemed to be Holders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after Emera shall have executed and delivered the definitive Debt Securities to the Trustee, the Trustee shall call in for exchange all interim Debt Securities that shall have been issued and forthwith after such exchange shall cancel the same. No charge shall be made by Emera or the Trustee to the Holders of such interim Debt Securities for such exchange thereof. All interest paid upon interim Debt Securities shall be noted thereon as a condition precedent to such payment unless paid by cheque to the registered Holders thereof.

Section 2.9. Issue in Substitution for Lost Debt Securities.

(1) In case any of the Debt Securities issued and certified hereunder shall become mutilated or be lost, destroyed or stolen, Emera in its discretion may issue and thereupon the Trustee shall certify and deliver a new Debt Security of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Debt Security or in lieu of and in substitution for such lost, destroyed or stolen Debt Security and the new Debt Security shall be in a form approved by the Trustee and shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Debt Securities issued or to be issued hereunder.

(2) The applicant for the issue of a new Debt Security pursuant to this Section shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to Emera and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Debt Security so lost, destroyed or stolen as shall be satisfactory to Emera and the Trustee in their discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to Emera and the Trustee in their discretion, and shall pay the reasonable charges of Emera and the Trustee in connection therewith.

Section 2.10. Pledge and Re-Issue of Debt Securities. Provided Emera is not at the time in default hereunder, all or any of the Debt Securities may be pledged, hypothecated or charged from time to time by Emera as security for advances or loans to, or for indebtedness or other obligations of, Emera and, when redelivered to Emera or its nominees on or without payment, satisfaction, release or discharge in whole or in part of any such advances, loans, indebtedness or obligations, such Debt Securities and all or any of the Debt Securities which, pursuant to any provisions of the Debt Securities may be purchased in the market or by tender or by private contract, may be held by Emera for such period or periods as it deems expedient and shall (subject to any rule of law to the contrary or pursuant to any provision of the Debt Securities or of this Indenture or pursuant to a resolution of the directors, which provision or resolution requires cancellation and retirement of such Debt Securities so acquired, and except when determining the amount of Debt Securities outstanding for the purpose of any covenant expressed to be in effect so long as the Debt Securities or any one or more series thereof are outstanding, for which purposes such first mentioned Debt Securities shall be deemed to be outstanding), while Emera remains in possession thereof, be treated as unissued Debt Securities and accordingly may be issued or re-issued, pledged or charged, sold or otherwise disposed of as and when Emera may think fit, and all such Debt Securities so issued, re-issued or pledged or charged, sold or otherwise disposed of before but not after the respective dates of maturity thereof shall, subject to the provisions of Section 1.2, continue to be entitled, as upon their original issue, to the benefit of all the terms, conditions, rights, priorities and privileges hereby attached to or conferred on Debt Securities issued hereunder.

Section 2.11. Concerning Interest.

(1)	Except as otherwise provided in the terms and conditions applicable to a series of Debt Securities,

(a)	each Debt Security of a Series, whether issued originally or in exchange or in substitution for previously issued Debt Securities, shall bear interest from and including the later of:

(i)	its date of issue;

(ii)	the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Debt Securities of such Series;

(b)	interest shall be payable semi-annually in equal instalments;

(c)	interest payable for any period of less than six months shall be computed on the basis of a year of 365 days; and

(d)	whenever interest is computed on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing such product by the number of days in the deemed year.

(2)	Subject to accrual of any interest on unpaid interest from time to time, interest on each Debt Security shall cease to accrue from the earlier of the Maturity Date of such Debt Security and, if such Debt Security is called for redemption, the Redemption Date fixed for such Debt Security, unless, in each case, upon due presentation and surrender of such Debt Security for payment on or after such Maturity Date or Redemption Date, as the case may be, such payment is improperly withheld or refused.

(3)	Whenever in this Indenture or a Debt Security there is mention, in any context, of the payment of interest, such mention is deemed to include the payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable pursuant to this Indenture or such Debt Security, and express mention of interest on amounts in default in any of the provisions of this Indenture shall not be construed as excluding such interest in these provisions of this Indenture in which such express mention is made.

(4)	If the date for payment of any amount of principal or interest in respect of a Debt Security is not a Business Day at the place of payment, then payment shall be made on the next Business Day at such place and the Holder of such Debt Security shall not be entitled to any further interest or other payment in respect of the delay.

(5)	Except as otherwise provided in a Board Resolution or Supplemental Indenture applicable to a Series of Debt Securities, Emera shall pay the interest due upon the principal amount of an interest bearing Debt Security (except interest payable on maturity or redemption of such Debt Security which, at the option of Emera, may be paid only upon presentation of such Debt Security for payment) by forwarding or causing to be forwarded by prepaid ordinary mail (or in the event of mail service interruption, by such other means as the Trustee and Emera determine to be appropriate) a cheque for such interest (less any tax required to be deducted or withheld) payable on the applicable interest payment date to the Holder of such Debt Security for such payment at the address appearing on the Register unless otherwise directed in writing by such Holder. Emera may, at its option, cause the amount payable in respect of interest to be paid to a Holder by electronic wire transfer to an account maintained by such Holder or in any other manner acceptable to the Trustee.

(6)	If payment is made by cheque, such cheque shall be forwarded at least three Business Days prior to the applicable interest payment date and if payment is made in any other manner, such payment shall be made in a manner whereby the recipient receives credit for such payment on the applicable interest payment date. In the event of non-receipt of any cheque or of such payment for interest by the person to whom it is sent as aforesaid, Emera will issue to such person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction.

ARTICLE 3

REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

OF DEBT SECURITIES

Section 3.1. Registration of Debt Securities.

(l) Emera shall cause to be kept by the Trustee at its principal office a register or an electronic data base which shall contain the names and addresses of the Holders of Debt Securities of such series and particulars of the Debt Securities held by them respectively. Unless otherwise provided in this Indenture or on any Supplemental Indenture, Emera shall also, with respect to each series of Debt Securities cause to be provided by and at such principal office of the Trustee facilities for the exchange and transfer of Debt Securities, and by and at the principal offices of the Trustee at Halifax, Nova Scotia or at such other place or places (if any) as may be specified in such Debt Security, facilities for the registration, exchange and transfer of Debt Securities. Emera may from time to time provide additional facilities for such registration, exchange and transfer at other offices of the Trustee or at other agencies, as registrar.

(2) No transfer of a Debt Security shall be valid unless made at one of such offices or other agencies by the registered Holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee and upon compliance with such reasonable requirements as the Trustee may prescribe, nor unless the name of the transferee shall have been noted on the Debt Security by the Trustee or other agent. For greater certainty, the Trustee is not required to effect a transfer of any Debt Security until documentation satisfactory to the Trustee, acting reasonably, is provided to it by the transferee.

(3) The registered Holder of a Debt Security may at any time and from time to time have the registration of such Debt Security transferred from the register on which the registration thereof appears to another authorized register upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe and upon payment of a reasonable fee to be fixed by the Trustee. Such change of registration shall be noted on such Debt Security by the Trustee or other registrar unless a new Debt Security shall be issued upon such change of registration.

(4) Transfers and registrations of Book-Entry Only Form Debt Securities will only be made to another nominee of the Depository or to a successor Depository of a nominee of such successor Depository.

(5) It is expressly acknowledged that transfers of beneficial ownership in any Debt Security represented by a permanent global Debt Security certificate will be effected only (a) with respect to the interests of Participants, through records maintained by the Depository or its nominee for the permanent global Debt Security certificate, and (b) with respect to interests of persons other than Participants, through records maintained by Participants. Beneficial Owners of Debt Securities who are not Participants but who desire to purchase, sell or otherwise transfer ownership of or other interest in Debt Securities represented by a permanent global Debt Security certificate may do so only through a Participant.

(6) The rights of Beneficial Owners shall be limited to those established by applicable law and agreements between the Depository and the Participants and between such Participants and Beneficial Owners, and must be exercised through a Participant in accordance with the rules and procedures of the Depository.

Section 3.2. Transferee Entitled to Registration. The transferee of a registered Debt Security shall, after the appropriate form of transfer is lodged with the Trustee or other agent and upon compliance with all other conditions in that behalf required by this Indenture or by law, be entitled to be entered on the register as the owner of such Debt Security free from all equities or rights of set-off or counterclaim between Emera and his transferor or any previous Holder of such Debt Security, save in respect of equities of which Emera is required to take notice by statute or by order of a court of competent jurisdiction.

Section 3.3. Exchange of Debt Securities.

(1) Debt Securities in any authorized form or denomination may be exchanged upon reasonable notice for Debt Securities in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debt Securities so exchanged.

(2) Debt Securities of any series may be exchanged only at the principal office of the Trustee at Halifax, Nova Scotia or at such other place or places (if any) as may be specified in the Debt Securities of such series and at such other place or places (if any) as may from time to time be designated by Emera with the approval of the Trustee. Any Debt Securities tendered for exchange shall be surrendered to the Trustee together with all unmatured coupons (if any). Emera shall execute and the Trustee shall certify all Debt Securities necessary to carry out exchanges as aforesaid. All Debt Securities surrendered for exchange shall be cancelled.

(3) Debt Securities issued in exchange for Debt Securities which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon, by the Trustee, a statement to that effect.

(4) Notwithstanding anything in this Section 3.3, except as otherwise specified as contemplated by Section 2.2, any Book-Entry Only Form Debt Security shall be exchangeable only as provided in this paragraph. If any beneficial owner of an interest in a Book-Entry Only Form Debt Security is entitled to exchange such interest for Debt Securities of the same series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 2.2 and provided that any applicable notice provided in the Book-Entry Only Form Debt Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, Emera shall deliver to the Trustee definitive Debt Securities in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such Book-Entry Only Form Debt Security, executed by Emera. On or after the earliest date on which such interests may be so exchanged, such Book-Entry Only Form Debt Security shall be surrendered by the Depository or its Nominee, as applicable, to the Trustee, as Emera’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Debt Securities without charge, and the Trustee shall certify and deliver, in exchange for each portion of such Book-Entry Only Form Debt Security, an equal aggregate principal amount of definitive Debt Securities of the same series of authorized denominations and of like tenor as the portion of such Book-Entry Only Form Debt Security to be exchanged and a new Book-Entry Only Form Debt Security for that portion which is not exchanged; provided however, that no such exchanges may occur during a period beginning at the opening of business fifteen (15) Days before any selection of Debt Securities to be redeemed and ending on the relevant date of redemption if the Debt Security for which exchange is requested may be among those selected for redemption.

Section 3.4. Charges for Registration, Transfer and Exchange.

(1) Unless otherwise provided in any Supplemental Indenture, for each Debt Security exchanged, registered, transferred or discharged from registration the Trustee or other agent shall, if required by Emera, make a reasonable charge for its services and for each new Debt Security issued (if any); provided that no charge to a Holder of a Debt Security shall be made hereunder:

(a) for any exchange, registration, transfer or discharge from registration of any Debt Security applied for within the period of two months from and including the date of such Debt Security; or

(b) for any exchange of any Debt Security which has been issued under Section 2.8 or Section 4.5.

(2) Payment of any such charges and reimbursement of the Trustee or other agent or Emera for any transfer taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto.

Section 3.5. Register Open for Inspection. The register herein before referred to shall be open for inspection by Emera and the Trustee and, at such costs as may be established by the Trustee, be open for inspection by any Holder at all reasonable times. The Trustee and every registrar shall from time to time when requested so to do by Emera or by the Trustee furnish Emera or the Trustee, as the case may be, with a list of names and addresses of Holders of Debt Securities entered on the register kept by them and showing the principal amount and serial numbers of the Debt Securities held by each such Holder.

Section 3.6. Limitation on Obligation to Effect Transfer or Exchanges. Neither Emera nor the Trustee nor any other agent shall be required (a) to make transfers of Debt Securities of any series on any interest payment date for Debt Securities of that series or during the 15 preceding Days, or (b) to make exchanges of Debt Securities of any series on the day of any selection by the Trustee of Debt Securities of that series to be redeemed or during the 15 preceding Days.

Section 3.7. Ownership of Debt Securities.

(1) The person in whose name any Debt Security is registered for all purposes of this Trust Indenture shall be and be deemed to be the owner thereof and payment of or on account of the principal of and premium (if any) on such Debt Security and interest thereon shall be made only to or upon the order in writing of such registered Holder.

(2) Neither Emera nor the Trustee nor any other agent shall be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Debt Security and may transfer the same on the direction of the person registered as the Holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

(3) The registered Holder for the time being of any Debt Security shall be entitled to the principal, premium (if any) and interest evidenced by such Debt Security free from all equities or rights of set-off or counter-claim between Emera and the original or any intermediate Holder thereof, except in the case of any prior overpayment with respect to a Debt Security, and all persons may act accordingly and the receipt of any such registered Holder for any such principal, premium or interest shall be a good discharge to Emera and the Trustee for the same and neither Emera nor the Trustee shall be bound to inquire into the title of any such registered Holder.

(4) Emera and the Trustee may treat the registered Holder of any Debt Security as the owner thereof without actual production of such Debt Security for the purpose of any request requisition, direction, consent, instrument or other document provided for hereunder.

(5) Where a Debt Security is registered in more than one name the principal monies, premium, if any, and interest from time to time payable in respect thereof may be paid by cheque payable to the order of all such Holders, failing written instructions from them to the contrary, and the receipt of any one of such Holders therefor shall be a valid discharge to the Trustee and any registrar and to Emera, unless such cheque be not paid at par on presentation at any one of the places where such principal monies, premium, if any, and interest is, by the terms of such Debt Security, made payable.

(6) In the case of the death of one or more joint registered Holders, and receipt by the Trustee of satisfactory documentation evidencing same, the principal monies of, premium, if any, and interest on Debt Securities so registered may be paid by cheque to the survivor or survivors of such registered Holders whose receipt therefor shall constitute a valid discharge to the Trustee and any registrar and to Emera, unless such cheque not be paid at par on presentation at any one of the places where such principal monies, premium, if any, and interest is, by the terms of such Debt Security, made payable.

ARTICLE 4

PURCHASE FOR CANCELLATION AND REDEMPTION

Section 4.1. Purchase

(1) Emera when not in default under this Indenture, will have the right to purchase Debt Securities in the market or by tender or by private contract. All Debt Securities so purchased shall be delivered to the Trustee and cancelled and no Debt Securities shall be issued in substitution therefor.

(2) If, upon an invitation for tenders made pursuant to subsection (1), more Debt Securities are tendered at the same lowest price than Emera is prepared to accept, the Debt Securities to be purchased by Emera will be selected by the Trustee by lot, or in such other manner as the Trustee may deem equitable, from the Debt Securities tendered by each tendering Holder of Debt Securities who tendered at such lowest price. For this purpose, the Trustee may make, and from time to time amend, regulations with respect to the manner in which Debt Securities may be so selected, and regulations so made shall be valid and binding upon all Holders of Debt Securities, notwithstanding the fact that, as a result thereof, one or more of such Debt Securities becomes subject to purchase in part only. If any Debt Security shall be purchased in part only, upon delivery to the Trustee of such Debt Security, the Holder thereof shall be entitled to receive, without expense to such Holder, one or more new Debt Securities for the part of the principal amount of Debt Securities which has not been purchased for cancellation.

Section 4.2 Redemption. Where the Board Resolution, Officer’s Certificate or Supplemental Indenture authorizing a series of Debt Securities provides for redemption of such Debt Securities, the Debt Securities shall be redeemable by Emera, in accordance with the provisions of Sections 4.3 to 4.7 at its option, in whole at any time or in part from time to time at the redemption price specified in the Debt Securities or in the applicable Board Resolution, Officer’s Certificate or Supplemental Indenture authorizing the series of Debt Securities, together with interest on the principal amount of Debt Securities so redeemed, accrued and unpaid to the date fixed for redemption (the whole constituting the “Redemption Price”). The Redemption Price of Debt Securities so redeemed shall be payable upon presentation and surrender thereof at any of the places where the principal of the Debt Securities is expressed to be payable and at such other places, if any, as may be specified in the notice of redemption.

Section 4.3 Partial Redemption and Selection for Redemption. In the event that less than all the Debt Securities for the time being outstanding are at any time to be redeemed, the Trustee shall select the Debt Securities to be redeemed by lot in such manner as the Trustee shall deem equitable. In the event of a partial redemption of Debt Securities pursuant to the provisions of this Section but subject to the provisions of Section 4.6, upon surrender of any Debt Security for payment of the redemption price, Emera shall execute and the Trustee shall certify and deliver without charge to the Holder thereof or upon his order one or more new Debt Securities for the unredeemed part of the principal mount of the Debt Security or Debt Securities so surrendered. Unless the context otherwise requires, the terms “Debt Security” or “Debt Securities” as used in Article 4 shall be deemed to mean or include any part of the principal amount of any Debt Security which in accordance with the foregoing provisions has become subject to redemption.

Section 4.4 Notice of Redemption

(1) Notice of redemption of any Debt Securities shall be given to the Holders of the Debt Securities so to be redeemed not more than 60 Days nor less than 30 Days prior to the date fixed for redemption, in the manner provided in Article 12. Every such notice shall specify the aggregate principal amount of Debt Securities called for redemption, the redemption date (“Redemption Date”), the redemption price and the places of payment and shall state that interest upon the principal amount of Debt Securities called for redemption shall cease to be payable from and after the redemption date. In addition, unless all the outstanding Debt Securities are to be redeemed, the notice of redemption shall specify the distinguishing letters and numbers of the Debt Securities which are to be redeemed and the principal amounts of such Debt Securities or, if any such Debt Security is to be redeemed in part only, the principal amount of such part.

Section 4.5 Payment of Redemption Price. Notice having been given as aforesaid, all the Debt Securities so called for redemption shall thereupon be and become due and payable at the redemption price, on the redemption date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Debt Securities, anything therein or herein to the contrary notwithstanding, and from and after such redemption date, if the monies constituting the Redemption Price for such Debt Securities shall have been deposited or Emera shall have made provision for payment as provided in Section 4.6 and affidavits or other proof satisfactory to the Trustee as to the mailing of such notices shall have been lodged with it, interest upon the said Debt Securities shall cease. In case any question shall arise as to whether any notice has been given as above provided and such deposit or provision for payment made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

Section 4.6 Redemption Procedure

(1) Redemption of Debt Securities shall be provided for by Emera depositing with the Trustee or any paying agent to the order of the Trustee, by 10:00 a.m., local time, on the redemption date specified in such notice, such sums as may be sufficient to pay, or by Emera otherwise making provision in form satisfactory to the Trustee in its absolute discretion for the payment of, the redemption price of the Debt Securities so called for redemption. Emera shall also deposit with the Trustee, or otherwise make provision in form satisfactory to the Trustee in its absolute discretion for the payment of, a sum sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with such redemption. Every such deposit or provision shall be irrevocable. From the sums so deposited or provided the Trustee shall pay or cause to be paid to the Holders of such Debt Securities so called for redemption, upon surrender of such Debt Securities, the redemption price. Notwithstanding the foregoing, payment of the Redemption Price of a portion of any Debt Security may be made by the Trustee or by any paying agent with the consent of the Trustee, to the registered Holder thereof without presentation or surrender thereof to the Trustee if there shall have been filed with the Trustee a Certificate of Emera stating that Emera has entered into an agreement with such registered Holder or the person for whom such registered Holder is acting as nominee to the effect that (a) payments will be so made, and (b) such registered Holder or other person will not dispose of such Debt Security or permit its nominee to dispose of such Debt Security or of any interest therein without, prior to the delivery thereof, (i) making a notation on such Debt Security of the date to which interest has been paid thereon and the amount of the payment of any redemption price on account of the Debt Security, and (ii) surrendering the same to the Trustee or other registrar in exchange for a Debt Security or Debt Securities in authorized denominations, aggregating the same principal amount as the principal amount of such Debt Security so surrendered which shall remain unpaid. Neither the Trustee nor any paying agent shall be under any duty to determine that such notations have been made.

(2) Subject to the provisions of this Section 4.6, in case the Holder of any Debt Security so called for redemption shall fail on or before the date specified for redemption so to surrender his Debt Security, or shall not within such time accept payment of the redemption monies payable in respect thereof or give such receipt therefor, if any, as the Trustee may require, such redemption monies may be set aside in trust at such rate of interest as the depository may allow, either in the deposit department of the Trustee or in a chartered bank, or Emera may otherwise make provision in form satisfactory to the Trustee in its absolute discretion for the payment of such monies, and such setting aside or provision shall for all purposes be deemed a payment to the Holder of a Debt Security of the sum so set aside and, to that extent, the Debt Security shall thereafter not be considered as outstanding hereunder and the Holder of the Debt Security shall have no other right except to receive payment out of the monies so paid and deposited or provided for upon surrender and delivery up of his Debt Security of the redemption price of such Debt Security. In the event that any money deposited hereunder with the Trustee or any Depository or paying agent on account of principal, premium, if any, or interest on Debt Securities issued hereunder shall remain so deposited for a period of six years, then such monies, together with any accumulated interest thereon, shall at the end of such period be paid over by the Trustee or such depository or paying agent to Emera on its demand.

Section 4.7. Cancellation of Debt Securities. Subject to the provisions of Section 4.3 as to Debt Securities redeemed in part and to the provisions of Section 2.10, all Debt Securities redeemed or purchased by Emera under the provisions of this Article, shall be forthwith delivered to and cancelled by the Trustee and shall not be reissued.

ARTICLE 5

COVENANTS OF Emera

Section 5.1. Payment of Principal, Premium and Interest. Emera hereby covenants and agrees that it will, duly and punctually pay or cause to be paid to every Holder of every Debt Security issued hereunder the principal thereof, premium (if any) and interest accrued thereon (including, in case of default, interest on all amounts overdue at the rate specified therein) at the dates and places, in the currencies, and in the manner mentioned herein and in such Debt Securities.

Section 5.2. Office for Notices, Payments and Registration of Transfer, Etc. Emera will maintain at Halifax, Nova Scotia, and in such other places as the directors shall designate from time to time, an office or agency where the Debt Securities may be presented for payment, an office or agency where the Debt Securities may be presented for registration, transfer or exchange and for exercise of conversion rights (if any) as in this Indenture provided and an office or agency where notices and demands to or upon Emera in respect of the Debt Securities or this Indenture may be served. Emera will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. In case Emera shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the principal office of the Trustee at Halifax, Nova Scotia.

Section 5.3. Appointments to Fill Vacancies in Trustee’s Office. Emera, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.4. Covenant to Carry On Business. Subject to the express provisions hereof Emera will carry on and conduct or will cause to be carried on and conducted its business in a proper and efficient manner and will keep or cause to be kept proper books of account and make or cause to be made therein true and faithful entries of all its dealings and transactions in relation to its business provided, however, that nothing herein contained shall prevent Emera from ceasing to operate any premises or property if advisable and in the best interests of Emera to do so.

Section 5.5. Payment of Taxes, Etc. Emera will from time to time pay or cause to be paid all taxes, rates, levies, assessments, ordinary or extraordinary, government fees or dues lawfully levied, assessed or imposed upon or in respect of its property or any part thereof or upon the income and profits of Emera as and when the same become due and payable, and Emera will exhibit or cause to be exhibited to the Trustee, when required, the receipts and vouchers establishing such payment and will duly observe and conform to all valid requirements of any governmental authority relative to any of the property or rights of Emera and all covenants, terms and conditions upon or under which any such property or rights are held; provided, however, that Emera shall have the right to contest by legal proceedings any such taxes, rates, levies, assessments, government fees or dues and, upon such contest, may delay or defer payment or discharge thereof.

Section 5.6. Trustee’s Remuneration and Expenses. Emera covenants that it will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under the trusts hereof shall be finally and fully performed, except any such expense, disbursement or advance as may arise from its negligence or willful misconduct. After default all amounts so payable shall be payable out of any funds coming into the possession of the Trustee or its successors in the trusts hereunder in priority to any payment of the principal of or interest or premium on or sinking fund with respect to the Debt Securities.

Section 5.7. Not to Accumulate Interest. In order to prevent any accumulation after maturity of interest Emera covenants with the Trustee that it will not, except with the approval of the Holders expressed by extraordinary resolution, directly or indirectly extend or assent to the extension of time for payment of any interest payable hereunder or be a party to or approve any such arrangement by funding interest in any other manner. In case the time for payment of interest shall be so extended, whether for a definite period or otherwise, such interest shall not be entitled in case of default hereunder to the benefit of these presents, except subject to the prior payment in full of the principal of and premium (if any) on all Debt Securities then outstanding and of all interest on such Debt Securities, the payment of which has not been so extended, and of all other monies payable thereunder.

Section 5.8. Financial Statements. Emera will annually within 140 Days (or such longer period as the Trustee in its discretion may consent to) after the end of its fiscal year (at the date hereof, December 31) furnish to the Trustee a copy of the consolidated financial statements and of the report of Emera’s Auditors thereon which are furnished to the shareholders of Emera and will furnish to the Trustee any other notice, statement or circular issued to such shareholders at the time they are so issued.

Section 5.9. Performance of Covenants by Trustee. If Emera shall fail to perform any of its covenants contained in this Trust Indenture, the Trustee may notify the Holders of such failure on the part of Emera or may itself perform any of said covenants capable of being performed by it, but subject to Section 6.3 and Section 11.2 shall be under no obligation to do so or to notify the Holders. All sums so expended or advanced by the Trustee shall be repayable as provided in Section 5.6. No such performance or advance by the Trustee shall be deemed to relieve Emera of any default hereunder.

Section 5.10. Annual Certificate of Compliance. Within 140 Days after the end of each fiscal year of Emera, and at any other time if requested by the Trustee, Emera shall furnish the Trustee with a Certificate of Emera stating that in the course of the performance by the signers of their duties as officers or directors of Emera they would normally have knowledge of any default by Emera in the performance of its covenants under this Indenture or of any event of default under Article 6 and certifying that Emera has complied with all covenants, conditions or other requirements contained in this Indenture the non-compliance with which would, with notification or with the lapse of time or otherwise, constitute an event of default hereunder, or, if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply.

In addition, on becoming aware, at any time of any event of default Emera will promptly notify the Trustee.

Section 5.11. Encumbrance on Assets. Emera covenants with the Trustee that from the date of this Indenture and so long as any Debt Securities remain outstanding:

(a) it will not mortgage, hypothecate, charge, pledge, create a security interest in or otherwise encumber any of its assets to secure any obligations unless at the same time all the Debt Securities then outstanding shall be secured equally and ratably with such obligations; provided that this covenant will not apply to nor operate to prevent the giving of:

(i)	Purchase Money Mortgages and Capital Lease Obligations;

(ii)	Non-Recourse Debt;

(iii)	mortgages, charges, security interests, encumbrances or other charges on property of a corporation existing at the time such corporation is merged into or consolidated with Emera, or at the time of a sale, lease or other disposition to Emera of the properties of a corporation, provided that such mortgages, charges, security interests, encumbrances or other charges on property were not created in anticipation of the merger, consolidation, sale, lease or other disposition;

(iv)	(A)liens for taxes and assessments not overdue and securing workmen’s compensation assess- ments, unemployment insurance or other social security obligations;

(B) liens for specified taxes and assessments which are overdue but the validity of which is being contested at the time by Emera in good faith;

(C) liens or rights of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease;

(D) deposits or liens in connection with contracts, bids, tenders or expropriation proceedings, or to secure surety or appeal bonds, costs of litigation when required by law, public and statutory obligations, liens or claims incidental to current construction, mechanics’, labourers’, materialmen’s, warehousemen’s, carriers’ and other similar liens;

(E) the right reserved to or vested in any municipality or governmental or other public authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit, which affects any land, to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition to the continuance thereof;

(F) undetermined or inchoate liens and charges incidental to the current operations of Emera which have not at the time been filed against Emera, provided, however, that if any such lien or charge shall have been filed, Emera shall be prosecuting an appeal or proceedings for review with respect to which it shall have secured a stay in the enforcement of any such lien or charge;

(G) any mortgage, charge, lien, security interest or encumbrance the validity of which is being contested at the time by Emera in good faith or payment of which has been provided for by deposit with the Trustee of an amount in cash sufficient to pay the same in full;

(H) liens and privileges arising out of judgments or awards with respect to which Emera shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

(I) any other liens of a nature similar to the foregoing which do not materially impair the use of the property subject thereto or the operation of the business of Emera or the value of such property for the purpose of such business; or

(v)	mortgages, charges, security interests, encumbrances or other charges on property of Emera which, in aggregate, do not exceed five percent (5%) of Emera’s consolidated net assets; and

(vi)	any extensions, renewal, alteration, substitution or replacement (or successive extensions, renewals, alterations, substitutions or replacements), in whole or in part, of any lien, mortgage, charge, security interest or similar interest referred to in the foregoing clauses (i) through (v), provided the extension, renewal, alteration, substitution or replacement of such lien, mortgage, charge, security interest or similar interest is limited to all or any part of the same property that secured the lien, mortgage, charge, security interest or similar interest extended, renewed, altered, substituted or replaced (plus improvements on such property) and the principal amount of the obligations secured thereby is not thereby increased.

ARTICLE 6

DEFAULT AND ENFORCEMENT

Section 6.1 Events of Default. Each of the following events is herein sometimes called an “event of default”:

(a) if Emera makes default in the due and punctual payment of the principal of or premium, if any, on any Debt Security when and as the same shall become due and payable, whether at maturity or otherwise;

(b) if Emera makes default in the due and punctual payment of any installment of interest on any Debt Security when and as such interest installment shall become due and payable as in such Debt Security or in this Indenture or any Supplemental Indenture hereto expressed, and any such default shall have continued for a period of 30 Days;

(c) if Emera makes default in the performance or observance of any other of the covenants, agreements or conditions on its part in this Indenture or any Supplemental Indenture or in the Debt Securities contained and, after written notice to Emera by the Trustee specifying such default and requiring it to be remedied and stating that such a notice is a “Notice of Default” hereunder which Notice of Default may be given by the Trustee, in its discretion and shall be given by the Trustee upon receipt of written notice by Emera and by the Trustee from the Holders of not less than 25% in principal amount of Debt Securities at the time outstanding (excluding Debt Securities of any series not entitled to the benefits of such covenant, agreement or condition) Emera shall fail to remedy such default within a period of 60 Days;

(d) any one or more of Emera and its subsidiaries fail to pay when due (after giving effect to any applicable grace periods, waivers and extensions) any amount owing in respect of Indebtedness other than the Debt Securities or Non Recourse Debt, provided that the aggregate principal amount of such Indebtedness in respect of which payment has not been made exceeds the greater of $25 million or five percent (5%) of Emera’s consolidated net assets;

(e) the maturity of the Indebtedness referred to in Section 6.1(d) is accelerated as a result of the failure of Emera and its subsidiaries to perform any other covenant applicable to such Indebtedness, provided that the aggregate principal amount of such Indebtedness accelerated exceeds the greater of $25 million or five percent (5%) of Emera’s consolidated net assets;

(f) if Emera makes an assignment for the benefit of creditors, or files a petition in bankruptcy; or if Emera be adjudicated insolvent or bankrupt, or petition or apply to any court having jurisdiction in the premises for the appointment of a receiver, trustee, liquidator or sequestrator or a receiver and manager or any other officer with similar powers shall be appointed, or an encumbrancer takes possession of the property of Emera or any part thereof, which is, in the opinion of the Trustee, a substantial part thereof and any such decree or order continues unstayed and in effect for a period of 60 Days;

(e) if a resolution be passed for the winding up or liquidation of Emera, except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Article 8 are duly observed and performed, or if Emera institutes proceedings to be adjudicated bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any petition under any such laws or to the appointment of a receiver of, or of any substantial part of, the property of Emera or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or take any corporate action in furtherance of any of the aforesaid purposes.

If an event of default shall occur and is continuing the Trustee shall, within 45 Days after it becomes aware of the occurrence of such event of default, give notice of such event of default to the Holders in the manner provided herein provided that, notwithstanding the foregoing, the Trustee shall not be required to give such notice if the Trustee in good faith shall have decided that the withholding of such notice is in the best interests of the Holders and shall have so advised Emera in writing.

Section 6.2. Acceleration on Default. In case any event of default hereunder has occurred, the Trustee may in its discretion, and shall upon receipt of a request by Holders’ Request, declare the principal of and interest on all Debt Securities then outstanding and other monies payable hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Trustee on demand, anything therein or herein to the contrary notwithstanding, and Emera shall on such demand forthwith pay to the Trustee for the benefit of the Holders the principal of and accrued and unpaid interest and interest on amounts in default on such Debt Securities (and, where such a declaration is based upon a voluntary winding-up or liquidation of Emera, the premium (if any) on the Debt Securities then outstanding which would have been payable upon the redemption thereof by Emera, other than through sinking fund operations, on the date of such declaration) and all other monies payable thereunder together with subsequent interest thereon at the rates borne by the Debt Securities from the date of the said declaration until payment is received by the Trustee, such subsequent interest to be payable at the times and places and in the monies mentioned in and according to the tenor of the Debt Securities and coupons. Such payment when made shall be deemed to have been made in satisfaction of Emera’s obligations hereunder and any monies so received by the Trustee shall be applied as herein provided.

Section 6.3. Waiver of Default. In case an event of default has occurred otherwise than by default in payment of any principal monies at maturity:

(a) the Holders of the Debt Securities then outstanding shall have power by extraordinary resolution to require the Trustee to waive the default or to cancel any declaration made by the Trustee pursuant to Section 6.2 and the Trustee shall thereupon waive the default or cancel such declaration upon such terms and conditions as such resolution shall prescribe; provided that, notwithstanding the foregoing, if the event of default has occurred by reason of the non-observance or non-performance by Emera of any covenant applicable only to one or more particular series of Debt Securities then the Holders of the outstanding Debt Securities of that series or those series, as the case may be, shall be entitled by extraordinary resolution (or by separate extraordinary resolutions if more than one series of Debt Securities is so affected) to exercise the foregoing power as if the Debt Securities of that series or those series, as the case may be, were the only Debt Securities outstanding hereunder and the Trustee shall so act and it shall not be necessary to obtain a waiver from the Holders of any other series of Debt Securities, and

(b) the Trustee, so long as it has not become bound to institute any proceedings hereunder, shall have power to waive the default if, in the Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as the Trustee may deem advisable;

provided that no act or omission either of the Trustee or of the Holders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent event of default or the rights resulting therefrom.

Section 6.4. Proceedings by the Trustee.

(1) Whenever any event of default hereunder has occurred, but subject to the provisions of Section 6.1 and to the provisions of any extraordinary resolution:

(a) the Trustee, in the exercise of its discretion, may proceed to enforce the rights of the Trustee and the Holders by any action, suit, remedy or proceeding authorized or permitted by law or by equity and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders lodged in any bankruptcy, winding-up or other judicial proceedings relative to Emera; and

(b) upon receipt of a Holders’ Request the Trustee, subject to Section 11.2, shall exercise or take such one or more of the said remedies as the Holders’ Request may direct or, if such Holders’ Request contains no direction, as the Trustee may deem expedient.

(2) No such remedy for the enforcement of the rights of the Trustee or of the Holders shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

(3) Upon the exercising or taking by the Trustee of any such remedies whether or not a declaration and demand have been made pursuant to Section 6.2, the principal and interest of all Debt Securities then outstanding and the other monies payable under Section 6.2 shall forthwith become due and payable to the Trustee as though such a declaration and a demand therefore had actually been made.

(4) All rights of action hereunder may be enforced by the Trustee without the possession of any of the Debt Securities or the production thereof at the trial or other proceedings relative thereto.

(5) No delay or omission of the Trustee or of the Holders to exercise any remedy referred to in subsection (1) shall impair any such remedy or shall be construed to be a waiver of any default hereunder or acquiescence therein.

Section 6.5. Suits by Holders. No Holder of any Debt Security shall have the right to institute any action or proceeding or to exercise any other remedy authorized by this Indenture for the purpose of enforcing any rights on behalf of the Holders or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under bankruptcy legislation or to have Emera wound up or to file or prove a claim in any liquidation or bankruptcy proceedings, unless the Trustee shall have failed to act within a reasonable time after the Holders’ Request referred to in Section 6.2 has been delivered to the Trustee and any indemnity required by it under Section 11.2 has been tendered to it; in such case, but not otherwise, any Holder acting on behalf of himself and all other Holders shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken under Section 6.4; it being understood and intended that no one or more Holders of Debt Securities shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by his or their action or to enforce any right hereunder or under any Debt Security except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders of all outstanding Debt Securities.

Section 6.6. Application of Monies Received by Trustee. Except as otherwise herein provided, all monies arising from any enforcement hereof shall be held by the Trustee and by it applied, together with any other monies then or thereafter in the hands of the Trustee available for the purpose, as follows:

(a) firstly, in payment or reimbursement to the Trustee of the reasonable remuneration, expenses, disbursements and advances of the Trustee earned, incurred or made in the administration or execution of the trusts hereunder or otherwise in relation to this Indenture;

(b) secondly, but subject to the provisions of Section 6.7, in or towards payment of the principal of and premium (if any) and accrued and unpaid interest on and interest on amounts in default under the Debt Securities which shall then be outstanding, in that order of priority unless otherwise directed by extraordinary resolution and in that case in such order of priority as between principal, premium and interest as may be directed by such extraordinary resolution; and

(c) finally, the surplus (if any) of such monies shall be paid to Emera or its assigns.

Section 6.7. Distribution of Proceeds. Payment to Holders of Debt Securities and coupons pursuant to paragraph (b) of Section 6.6 shall be made as follows:

(a) at least 15 Days’ notice of every such payment shall be given in the manner provided in Article 12 specifying the time when and the place or places where the Debt Securities are to be presented and the amount of the payment and the application thereof as between principal, premium and interest;

(b) payment of any Debt Security or coupon shall be made upon presentation thereof at any one of the places specified in such notice and any such Debt Security thereby paid in full shall be surrendered, otherwise a memorandum of such payment shall be endorsed thereon; but the Trustee may in its discretion dispense with presentation and surrender or endorsement in any special case upon such indemnity being given as it shall deem sufficient; and

(c) from and after the date of payment specified in the notice interest shall accrue only on the amount owing on each Debt Security after giving credit for the amount of the payment specified in such notice unless it be duly presented on or after the date so specified and payment of such amount be not made.

Section 6.8 Immunity of Shareholders, etc. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Debt Security issued hereunder, or under any judgement obtained against Emera or by the enforcement of any assessment, or by any legal or equitable proceeding by virtue of any constitution or statute, or otherwise, shall be had against any shareholder, officer or director of Emera, or of any successor corporation either directly or through Emera, or otherwise, for the payment for or to the Trustee or any receiver or liquidator, for or to the Holder of any Debt Securities issued hereunder or otherwise, of any sum that may be due and unpaid by Emera upon any such Debt Security and any and all personal liability of every name and nature, whether at common law or in equity, or by statute or by constitution or otherwise, of any such shareholder, officer or director, by reason of the non-payment of any shares of the capital stock of Emera or any act of omission or commission on his part or otherwise, for the payment for or to the Trustee or any receiver or liquidator, or for or to the Holder of any Debt Securities issued hereunder or otherwise, of any sum that may remain due and unpaid on the Debt Securities issued hereunder or any of them, is hereby expressly waived and released as a condition of and consideration for the execution of this Indenture and the issue of such Debt Securities. Nothing herein or in the Debt Securities contained shall be taken, however, to prevent recourse to and the enforcement of the liability of any shareholder of Emera for uncalled capital, or the liability of any such shareholder upon unsatisfied calls.

Section 6.9. Trustee Appointed Attorney. Emera hereby irrevocably appoints the Trustee to be the attorney of Emera in the name and on behalf of Emera to execute any instruments and do any acts and things which Emera ought to execute and do, and has not executed or done, under the covenants and provisions contained in this Indenture and generally to use the name of Emera in the exercise of all or any of the powers hereby conferred on the Trustee, with full powers of substitution and revocation.

Section 6.10 Remedies Cumulative. Each and every remedy herein conferred upon or reserved to the Trustee, or upon or to the Holders of the Debt Securities, shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

Section 6.11. Judgment Against Emera. Emera covenants and agrees with the Trustee that, in case of any proceedings to obtain judgment for the principal of or interest or premium on the Debt Securities, judgment may be rendered against it in favour of the Holders hereunder, or in favour of the Trustee, as trustee of an express trust for the Holders, for any amount which may remain due in respect of the Debt Securities and premium, if any, and interest thereon and any other monies payable hereunder by Emera.

ARTICLE 7

SATISFACTION AND DISCHARGE

Section 7.1. Cancellation.

(a) All Debt Securities shall forthwith after payment thereof be cancelled and delivered to the Trustee. All Debt Securities cancelled or required to be cancelled under this or any other provision of this Indenture may be destroyed by or under the direction of the Trustee by cremation or otherwise (in the presence of a representative of Emera if Emera shall so require) and the Trustee shall prepare and retain a certificate of such destruction and deliver a duplicate thereof to Emera.

(b) Emera, when authorized by a resolution of Directors, may, from time to time, cancel any authorized and unissued Debt Securities of a series and shall give notice thereof to the Trustee.

Section 7.2. Non-Presentation of Debt Securities. In case the Holder of any Debt Security shall fail to present the same for payment on the date on which the principal thereof, the premium (if any) thereon and the interest thereon or represented thereby becomes payable either at maturity or on redemption or otherwise either:

(a)	(i) Emera shall be entitled to pay to the Trustee or a Canadian chartered bank and direct it to set aside, and

(ii) in respect of monies in the hands of the Trustee which may or should be applied to the payment or redemption of the Debt Securities, Emera shall be entitled to direct the Trustee to set aside the principal monies and premium (if any) and the interest, as the case may be, in trust to be paid to the Holder of such Debt Security upon due presentation or surrender thereof in accordance with the provisions of this Indenture; or

(b)	Emera may otherwise make provision in form satisfactory to the Trustee in its absolute discretion for the payment of such monies;

and thereupon the principal monies and premium (if any) and the interest payable on or represented by each Debt Security in respect whereof such monies have been set aside or provided for shall be deemed to have been paid and the Holder thereof shall thereafter have no right in respect thereof except that of receiving payment of the monies, so set aside by the Trustee or by a Canadian chartered bank (without interest on such monies such interest being the property of Emera) or provided for by Emera upon due presentation and surrender thereof, subject always to the provisions of Section 7.4.

Section 7.3. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture all monies then held by any paying agent of the Debt Securities (other than the Trustee) shall, upon written order of Emera, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

Section 7.4. Repayment of Unclaimed Monies to Emera. Any monies set aside under Section 7.2 in respect of any Debt Security and not claimed by and paid to the Holder thereof, as provided in Section 7.2, within six years after the date of such setting aside shall be repaid to Emera by the Trustee on demand, and thereupon the Trustee shall be released from all further liability with respect to such monies, and thereafter, subject to any other requirements of law, such Holder shall have no rights in respect of such Debt Security except to obtain payment of such monies (without interest thereon) from Emera.

Section 7.5. Release from Covenants. Upon proof being given to the reasonable satisfaction of the Trustee that the principal of all the Debt Securities, or all the outstanding Debt Securities of any series, issued hereunder and the premium, if any, thereon and interest (including interest on amounts overdue) thereon and other monies payable hereunder have been paid or satisfied, or that payment on maturity on that date, if any, fixed for redemption of the principal of all of the outstanding Debt Securities, or all the outstanding Debt Securities of any series, issued hereunder and the premium, if any, thereon and interest (including interest as amounts overdue) thereon has been duly provided for in a manner approved by the Trustee, or that all the outstanding Debt Securities, or all the outstanding Debt Securities of any series, issued hereunder having matured or having been duly called for redemption, or the Trustee having been given irrevocable instructions by Emera to give within 90 Days notice of redemption of all the outstanding Debt Securities, or all of the outstanding Debt Securities of any series, issued hereunder, and such payment or redemption has been duly and effectually provided for by payment to the Trustee or otherwise; and upon payment of all costs, charges and expenses properly incurred by the Trustee in relation to these presents and the remuneration of the Trustee, or upon provision satisfactory to the Trustee being made therefor, the Trustee shall, at the request and at the expense of Emera, execute and deliver to Emera such deeds or other instruments as shall be requisite to evidence the satisfaction and discharge of the security (if any) created pursuant hereto, and to release Emera from its covenants herein contained with respect to all the outstanding Debt Securities, or all such outstanding Debt Security of any series, issued hereunder, as the case may be, except those relating to the indemnification of the Trustee.

ARTICLE 8

SUCCESSOR CORPORATION

Section 8.1 General Provisions. Nothing in this Indenture shall prevent, if otherwise permitted by law, the reorganization or reconstruction of Emera or the consolidation, amalgamation or merger of Emera with any other corporation, including any Affiliate, or shall prevent the transfer by Emera of its undertaking and assets as a whole or substantially as a whole to another corporation, including any Affiliate, lawfully entitled to acquire and operate the same, provided that the conditions of this Article 8 be observed, and provided also that

(a) no condition or event shall exist as to Emera or such successor or assign either at the time of or immediately after such reorganization, reconstruction, consolidation, amalgamation, merger, or transfer and after giving full effect thereto or immediately after such successor or assign shall become liable to pay the principal monies, premium, if any, and interest and other monies payable hereunder, which constitutes or would constitute a default or an event of default hereunder, and

(b) every such successor or assign shall as a part of such reorganization, reconstruction, merger, consolidation, amalgamation, or transfer and in consideration thereof enter into and execute an Indenture or Supplemental Indentures hereto in favour of the Trustee whereby such successor or assign covenants:

(i) to pay punctually when due the principal monies, premium, if any, interest and other monies payable hereunder;

(ii) to perform and observe punctually all the obligations of Emera under these presents and under and in respect of all outstanding Debt Securities; and

(iii) to observe and perform each and every covenant, stipulation, promise, undertaking, condition and agreement of Emera herein contained as fully and completely as if it had itself executed this Indenture as Party of the First Part hereto and had expressly agreed herein to observe and perform the same.

Provided that every such reorganization, reconstruction, consolidation, amalgamation, merger or transfer shall be made on such terms and at such times and otherwise in such manner as shall be approved by Emera and by the Trustee as not being prejudicial to the interests of the Holders and, upon such approval, the Trustee shall facilitate the same in all respects, and may give such consents and sign, execute or join in such documents and do such acts as in its discretion may be thought advisable in order that such reorganization, reconstruction, consolidation, amalgamation, merger or transfer may be carried out, and thereupon Emera may be released and discharged from liability under this Trust Indenture and the Trustee may execute any document or documents which it may be advised is or are necessary or advisable for effecting or evidencing such release and discharge and the opinion of counsel as hereinafter mentioned shall be full warrant and authority to the Trustee for so doing. Emera shall furnish to the Trustee an opinion of counsel as to the legality of any action proposed to be taken and as to the validity of any action taken pursuant to the provisions contained in this Section, and the Trustee shall incur no liability by reason of reliance thereon.

Section 8.2. Status of Successor Corporation. In case of any reorganization, reconstruction, consolidation, amalgamation or merger as aforesaid, the corporation formed by such consolidation or with which Emera shall have been amalgamated or merged, upon executing an Indenture or Indentures as provided in Section 8.1 shall succeed to and be substituted for Emera (which may then be wound up, if so desired by its shareholders), with the same effect as if it had been named herein as the Party of the First Part hereto, and shall possess and may exercise each and every right of Emera hereunder.

ARTICLE 9

MEETINGS OF HOLDERS

Section 9.1 Right to Convene Meeting. The Trustee may at any time and from time to time shall, on receipt of a written request of Emera or a Holders’ Request and upon being indemnified to its reasonable satisfaction by Emera or by the Holders signing such Holders’ Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Holders. In the event of the Trustee failing within 30 Days after receipt of such request and indemnity to give notice convening such meeting, Emera or such Holders, as the case may be, may convene such meeting. Every such meeting shall be held at Halifax, Nova Scotia, or at such other place as may be approved or determined by the Trustee.

Section 9.2. Notice. At least 30 Days’ notice of any meeting shall be given to the Holders in the manner provided in Article 12 and a copy thereof shall be sent by post to the Trustee unless the meeting has been called by it and to Emera unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article.

Section 9.3 Chairman. Some person, who need not be a holder of a Debt Security, nominated in writing by the Trustee shall be chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Holders present in person or by proxy shall choose some person present to be chairman.

Section 9.4. Quorum. Subject to the provisions of Section 9.13:

(a) at any meeting of the Holders a quorum shall consist of Holders present in person or by proxy and representing at least 20% in principal amount of the outstanding Debt Securities;

(b) if a quorum of the Holders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if convened by the Holders or on a Holders’ Request, shall be dissolved, but if otherwise convened the meeting shall stand adjourned without notice to the same day in the next week (unless such day is a non-business day in which case it shall stand adjourned to the next following business day thereafter) at the same time and place, unless the chairman shall appoint some other place, day and time of which not less than seven Days’ notice shall be given in the manner provided in Article 12; and

(c) at the adjourned meeting the Holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 20% in principal amount of the outstanding Debt Securities.

Section 9.5 Power to Adjourn. The chairman of any meeting at which a quorum of the Holders of Debt Securities is present may with the consent of the Holders of a majority in principal amount of the Debt Securities represented thereat adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

Section 9.6. Show of Hands. Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on extraordinary resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

Section 9.7 Poll. On every extraordinary resolution, and on any other question submitted to a meeting when demanded by the chairman or by any Holder, holding not less than $10,000 in aggregate principal amount of Debt Securities, after a vote by show of hands, a poll shall be taken in such manner as the chairman shall direct. Questions other than extraordinary resolutions shall, if a poll be taken, be decided by the votes of the Holders of more than 50% in principal amount of the Debt Securities represented at the meeting and voted on the poll.

Section 9.8. Voting. On a show of hands every person who is present and entitled to vote, whether as a Holder or as proxy for one or more absent Holders or both, shall have one vote. On a poll each Holder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Debt Securities of which he shall then be the Holder. Each Holder of any Debt Securities payable in a currency other than Canadian dollars shall have one vote for every $1,000 principal amount of Debt Securities computed after conversion of the principal amount thereof at the applicable spot buying rate of exchange for such currency as reported by the Bank of Canada at the close of business on the business day next preceding such meeting. Any fractional amounts resulting from such computation shall be rounded to the nearest $1,000. A proxy need not be a Holder of a Debt Security. In the case of joint registered Holders of a Debt Security, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, they shall vote as one in respect of the Debt Securities of which they are joint registered Holders.

Section 9.9. Regulations. The Trustee or Emera with the approval of the Trustee may from time to time make and from time to time vary such regulations as it shall from time to time think fit providing for and governing:

(a) the issue of voting certificates;

(i) by any bank, trust company or other depository approved by the Trustee certifying that specified Debt Securities have been deposited with it by a named Holder and will remain on deposit until after the meeting; or

(ii) by any bank, trust company, insurance company, governmental department or agency or by any depository or securities clearing service, in each case approved by the Trustee certifying that it is the Holder of specified Debt Securities and will continue to hold the same until after the meeting;

which voting certificates shall entitle the Holders named therein to be present and vote at any such meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof, in the same manner and with the same effect as though the Holders so named in such voting certificates were the actual Holders;

(b) the deposit of voting certificates or instruments appointing proxies at such place as the Trustee, Emera or the Holders convening the meeting, as the case may be, may in the notice convening the meeting direct; and

(c) the deposit of voting certificates or instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such voting certificates or instruments appointing proxies to be mailed or otherwise transmitted before the meeting to Emera or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the Holders of any Debt Securities, or as entitled to vote or be present at the meeting in respect thereof, shall be persons who produce Debt Securities at the meeting duly endorsed for transfer to such persons and Holders and persons whom Holders have by instrument in writing duly appointed as their proxies.

Section 9.10 Emera and Trustee may be Represented. Emera and the Trustee, by their respective officers and directors, legal advisers and auditors of Emera and the Trustee may attend any meeting of the Holders, but shall have no vote as such.

Section 9.11. Powers Exercisable by Extraordinary Resolution. In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Holders shall have the following powers exercisable from time to time by extraordinary resolution:

(a) power to sanction any scheme for the reconstruction or reorganization of Emera or for the consolidation, amalgamation or merger of Emera with any other corporation, including any Subsidiary, or for the selling or leasing of all the undertaking, property and assets of Emera or a material part thereof, provided that no such sanction shall be necessary for a reconstruction, reorganization, consolidation, amalgamation or merger or transfer under the provisions of Article 8 hereof;

(b) power to require the Trustee to exercise or refrain from exercising any of the powers conferred upon it by this Indenture or to waive any default on the part of Emera, either unconditionally or, upon such terms as may be decided upon;

(c) power to remove the Trustee from office and to appoint a new trustee or trustees;

(d) power to sanction any change whatsoever of any provision of the Debt Securities or of this Indenture and any modification, alteration, abrogation, compromise or arrangement of or in respect of the rights of the Holders against Emera or against its property, whether such rights shall arise under the provisions of this Indenture or otherwise;

(e) power to sanction the exchange of the Debt Securities for or the conversion thereof into shares, bonds, Debt Securities, or other securities of Emera or of any company formed or to be formed;

(f) power to assent to any compromise or arrangement by Emera with any creditor, creditors or class or classes of creditors or with the Holders of any shares or securities of Emera;

(g) power to authorize the Trustee, in the event of Emera making an authorized assignment or proposal or a custodian or trustee being appointed under bankruptcy legislation or a liquidator being appointed, for and on behalf of the Holders, and in addition to any claim or debt proved or made for its own account as Trustee hereunder, to file and prove any claim or debt against Emera and its property for an amount equivalent to the aggregate amount which may be payable in respect of the Debt Securities, value security and vote such claim or debt at meetings of creditors and generally act for and on behalf of the Holders in such proceedings as such resolution may provide;

(h) power to restrain any Holder of any Debt Security outstanding hereunder from taking or instituting any suit, action or proceeding for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or trustee in bankruptcy or to have Emera wound up or for any other remedy hereunder and to direct such Holder of any Debt Security to waive any default or defaults by Emera on which any suit or proceeding is founded;

(i) power, subject to the provisions of Section 6.2 and Section 6.4 to direct any Holder or Holders of a Debt Security bringing any suit, action or proceeding and the Trustee to waive the default in respect of which such action, suit or other proceeding shall have been brought;

(j) power to require the Trustee to make a declaration under the provisions of Section 6.2 hereof or to proceed to enforce any remedy available hereunder, but subject always to compliance with the provisions of Section 6.3 hereof;

(k) power to appoint and remove a committee to consult with the Trustee and to delegate to such committee (subject to limitations, if any, as may be prescribed in such extraordinary resolution) the power to give to the Trustee any or all of the directions or authorizations which the Holders could give by extraordinary resolution under the foregoing paragraphs (a), (b), (c), (d), (f), (h) and (k). The extraordinary resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee; such committee shall consist of such number of persons as shall be prescribed in the extraordinary resolution appointing it, and the members need not be themselves Holders; subject to the extraordinary resolution appointing it, every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedure generally and such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum; all acts of any such committee within the authority delegated to it shall be binding upon all Holders; neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(l) power to amend, alter or repeal any extraordinary resolution previously passed or sanctioned by the Holders; and

(m) power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture which shall be agreed to by Emera and to authorize the Trustee to concur in and execute any Supplemental Indenture embodying any such modification, change, addition or omission or any deeds, documents or writings authorized by such resolution.

Section 9.12. Powers Cumulative. It is hereby declared and agreed that any one or more of the powers or any combination of the powers in this Trust Indenture stated to be exercisable by the Holders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Holders to exercise such power or powers or combination of powers then or any power or powers or combination of powers thereafter from time to time.

Section 9.13. Meaning of “Extraordinary Resolution”.

(1) The expression “extraordinary resolution” when used in this Trust Indenture means, subject as hereinafter in this Section and in Sections 9.15 and 9.17 provided, a resolution proposed to be passed as an extraordinary resolution at a meeting of Holders duly convened for the purpose and held in accordance with the provisions of this Article at which the Holders of more than 50% in principal amount of the Debt Securities then outstanding are present in person or by proxy and passed by the favourable votes of the Holders of not less than 66 2/3% of the principal amount of Debt Securities represented at the meeting and voted on a poll upon such resolution.

(2) If at any such meeting the Holders of more than 50% in principal amount of the Debt Securities outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Holders or on a Holders’ Request, shall be dissolved; but if otherwise convened the meeting shall stand adjourned to such day, being not less than 21 nor more than 60 Days later, and to such place and time as may be appointed by the chairman. Not less than 10 Days’ notice shall be given of the time and place of such adjourned meeting in the manner provided in Article 12. Such notice shall state that at the adjourned meeting the Holders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection (1) of this Section shall be an extraordinary resolution within the meaning of this Indenture, notwithstanding that the Holders of more than 50% in principal amount of the Debt Securities then outstanding are not present in person or by proxy at such adjourned meeting.

(3) Votes on an extraordinary resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.

Section 9.14. Minutes. Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of Emera, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Holders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had, to have been duly passed and had.

Section 9.15. Instruments in Writing. All actions that may be taken and all powers that may be exercised by the Holders at a meeting held as herein before in this Article provided may also be taken and exercised by the Holders of not less than 66 2/3% in principal amount of all the outstanding Debt Securities by an instrument in writing signed in one or more counterparts and the expression “extraordinary resolution” when used in this Trust Indenture shall include an instrument so signed. Proof of the execution of an instrument in writing by any Holder of a Debt Security may be made by the certificate of any notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any manner which the Trustee may consider adequate. Any instrument in writing signed as herein provided shall bind all future Holders of the same Debt Security or any Debt Security or Debt Securities issued in exchange therefor in respect of anything done or suffered by Emera or the Trustee in pursuance thereof.

Section 9.16. Binding Effect of Resolutions. Subject to the provisions of Section 9.17, every resolution and every extraordinary resolution passed in accordance with the provisions of this Article at a meeting of Holders shall be binding upon all the Holders, whether present at or absent from such meeting, and every instrument in writing signed by Holders in accordance with Section 9.15 shall be binding upon all the Holders, whether signatories thereto or not, and each and every Holder of a Debt Security and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, extraordinary resolution and instrument in writing.

Section 9.17. Serial Meetings.

(1) If any business to be transacted at a meeting of Holders, or any action to be taken or power to be exercised by instrument in writing under Section 9.15, especially affects the rights of the Holders of Debt Securities of one or more series or maturities in a manner or to an extent substantially differing from that in or to which it affects the rights of the Holders of Debt Securities of any other series or maturity (as to which an opinion of counsel shall be binding on all Holders, the Trustee and Emera for all purposes hereof) then:

(a) reference to such fact, indicating each series or maturity so especially affected, shall be made in the notice of such meeting and the meeting shall be and is herein called a “serial meeting”; and

(b) the Holders of Debt Securities of a series or maturity so especially affected shall not be bound by any action taken at a serial meeting or by instrument in writing under Section 9.15 unless in addition to compliance with the other provisions of this Article:

(i) at such serial meeting:

(A) there are present in person or by proxy Holders of at least 20% (or for the purpose of passing an extraordinary resolution more than 50%) in principal amount of the outstanding Debt Securities of such series or maturity, subject to the provisions of this article as to adjourned meetings; and

(B) the resolution is passed by the favourable votes of the Holders of more than 50% (or in the case of an extraordinary resolution not less than 66 2/3%) in principal amount of Debt Securities of such series or maturity voted on the resolution; or

(ii) in the case of action taken or power exercised by instrument in writing under Section 9.15, such instrument is signed in one or more counterparts by the Holders of not less than 66 2/3% in principal amount of the outstanding Debt Securities of such series or maturity.

(2) If in the opinion of counsel any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 9.15, does not adversely affect the rights of the Holders of Debt Securities of one or more particular series or maturities, the provisions of this Article 9 shall apply as if the Debt Securities of such series or maturity were not outstanding and no notice of any such meeting need be given to the Holders of Debt Securities of such series or maturity. Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which by its terms is effective only so long as Debt Securities of a particular series or maturity are outstanding shall be deemed not to adversely affect the rights of the Holders of Debt Securities of any other series or maturity.

(3) A proposal (i) to extend the maturity of Debt Securities of any particular series or maturity or reduce the principal amount thereof or the rate of interest or redemption premium thereon, (ii) to modify or terminate any covenant or agreement which by its terms is effective only so long as Debt Securities of a particular series are outstanding, or (iii) to reduce with respect to Holders of Debt Securities of any particular series any percentage stated in the definition of Holders’ Request set out in Section 1.1 or in Sections 9.4, 9.7, 9.13 or 9.15 or in this Section, 9.17, shall be deemed to especially affect the rights of the Holders of Debt Securities of such series or maturity, as the case may be, in a manner substantially differing from that in which it affects the rights of Holders of Debt Securities of any other series or maturity, whether or not a similar extension, reduction, modification or termination is proposed with respect to Debt Securities of any or all other series and maturities.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.1. Execution of Supplemental Indentures. Provided no event of default exists or will be created by the issuance of Supplemental Indentures, from time to time Emera (when authorized by a Board Resolution) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, Supplemental Indentures or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a) creating any Debt Securities and establishing the terms of any Debt Securities and the forms and denominations in which they may be issued as provided in Article 2;

(b) adding to the covenants of Emera herein contained for the protection of the Holders of the Debt Securities, or of the Debt Securities of any series and providing for events of default in addition to those specified in Article 6;

(c) evidencing the succession of successor companies to Emera and the covenants of and obligations assumed by such successor companies in accordance with the provisions of Article 8;

(d) giving effect to any extraordinary resolution passed as provided in Article 9;

(e) adding to or altering the provisions hereof in respect of the registration and transfer of Debt Securities, making provision for the issue of Debt Securities in forms or denominations other than those herein provided for and for the exchange of Debt Securities of different forms and denominations, and making any modifications in the forms of the Debt Securities which in the opinion of the Trustee do not affect the substance thereof;

(f) making any additions to, deletions from or alterations of the provisions of this Indenture which Emera may deem necessary or advisable in order to facilitate the sale of the Debt Securities and which, in the opinion of the Trustee, do not adversely affect in any substantial respect the interests of the Holders of the Debt Securities, or any series or maturity thereof then outstanding, including without limiting the generality of the foregoing such additions, deletions and alterations, including provision for the appointment of an additional trustee or a co-trustee in any jurisdiction, as would be required to comply with the provisions relating to trust indentures contained in any corporations act, securities act, trust indenture act or similar legislation in any jurisdiction in which Emera may desire to sell the Debt Securities;

(g) making any additions to, deletions from or alterations of the provisions of this Indenture, and in particular Section 5.8, Section 6.1 and Article 11 hereof, which in the opinion of counsel may from time to time be necessary or advisable to conform the same to applicable legislation as that term is defined in subsection (1) of Section 11.1;

(h) making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Debt Securities or any series thereof on any stock exchange or providing additional means of transferring Debt Securities or to facilitate the sale of any Debt Securities, provided that such provisions are not, in the opinion of the Trustee, prejudicial to the interests of the Holders; and

(i) for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein, provided that in the opinion of the Trustee the rights of the Trustee and of the Holders are in no way prejudiced thereby.

Section 10.2. Correction of Errors. Emera and the Trustee may, without the consent or concurrence of the Holders, by Supplemental Indenture or otherwise, make any changes or corrections in this Indenture which the Trustee shall have been advised by counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omission or mistake or manifest error contained herein, or in any deed or Supplemental Indenture or ancillary hereto, provided that in the opinion of the Trustee the rights of the Trustee and of the Holders are in no way prejudiced thereby.

ARTICLE 11

CONCERNING THE TRUSTEE

Section 11.1. Trust Indenture Legislation.

(1) In this Article the term “applicable legislation” means the provisions, if any, of any statute of Canada or a province thereof, and of regulations under any such statute, relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture.

(2) If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of applicable legislation, such mandatory requirement shall prevail.

(3) Emera and the Trustee agree that each will at all times in relation to this Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of applicable legislation.

Section 11.2. Rights and Duties of Trustee.

(1) In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(2) Subject only to subsection (l) of this Section 11.2, the obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Holders hereunder shall be conditional upon the Holders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

(3) The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Holders at whose instance it is acting to deposit with the Trustee the Debt Securities held by them, for which Debt Securities the Trustee shall issue receipts.

(4) Every provision of this Indenture that by its terms relieves the Trustee of liability or entitles it to rely upon any evidence submitted to it, is subject to the provisions of applicable legislation and of this Section 11.2 and of Section 11.3.

(5) For greater certainty, and subject to terms of this Indenture, the Trustee shall have absolute discretion, acting reasonably, in the exercise of its powers, rights, duties and responsibilities herein.

(6) Notwithstanding the provisions of this Indenture, the Trustee can refrain from acting or delivering property until such time as any dispute regarding this Indenture has been resolved in accordance with the terms of this Indenture.

Section 11.3 Evidence, Experts and Advisers.

(1) In addition to the reports, certificates, opinions and other evidence required by this Indenture, Emera shall furnish to the Trustee such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by applicable legislation or as the Trustee may reasonably require by written notice to Emera. The Trustee may accept an officer’s certificate duly issued by Emera as proof of the regularity of proceedings by Emera as required herein.

(2) In the exercise of its rights, duties and obligations, the Trustee may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed herein, upon statutory declarations, opinions, reports, certificates or other evidence referred to in subsection (1) of this Section 11.3 provided that such evidence complies with applicable legislation and that the Trustee examines the same in order to determine whether such evidence indicates compliance with the applicable requirements of this Indenture.

(3) Whenever applicable legislation requires that evidence referred to in subsection (1) of this Section 11.3 be in the form of a statutory declaration, the Trustee may accept such statutory declaration in lieu of a Certificate of Emera required by any provision hereof. Any such statutory declaration may be made by one or more of the chairman, the president, a vice-president, the secretary, the treasurer, the assistant secretary, or a director of Emera.

(4) Proof of the execution of an instrument in writing, including a Holders’ Request, by any Holder of a Debt Security may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Trustee may consider adequate. If indenture legislation so permits or requires, any certificate required by this Indenture may be expressed as the opinion of the signer or signers of such certificate.

(5) The Trustee may employ or retain such counsel, accountants or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and shall not be responsible for any misconduct on the part of any of them. On the reasonable advice of said experts or advisors, the Trustee is entitled to act or not to act and may accept their opinions or certificates as conclusive evidence of the statements therein.

(6) The Trustee shall have the right not to act except upon authorized documents pursuant to the terms of this Indenture.

Section 11.4. Documents, Monies, Etc., Held by Trustee. Any securities or other instruments that may at any time be held by the Trustee subject to the terms hereof may be placed in the deposit vaults of the Trustee or of any Canadian chartered bank or deposited for safekeeping with any such bank. Pending the application or withdrawal of any monies so held under any provision of this Indenture, the Trustee, unless it is herein otherwise expressly provided, may deposit the same in the name of the Trustee in any Canadian chartered bank at the rate of interest (if any) then current on similar deposits or, if so directed by Written Order of Emera, shall:

(i) deposit such monies in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or a province thereof;

(ii) invest such monies in securities issued or guaranteed by the Government of Canada or a province thereof or in obligations, maturing not more than one year from the date of investment, of any Canadian chartered bank or loan or trust company; or

(iii) invest such monies in securities of, or deposit such monies with corporations as designated by Emera, subject to any statutory obligation of the Trustee.

Unless an event of default shall have occurred and be continuing, all interest or other income received by the Trustee in respect of such deposits and investments shall belong to Emera.

Section 11.5. Notices of Events of Default. Subject to Article 6, the Trustee may in its discretion give notice to the Holders of all events of default which have occurred hereunder and are known to the Trustee, but the Trustee shall be under no obligation to do so.

Section 11.6. Action by Trustee to Protect Interests. The Trustee shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Holders.

Section 11.7. Trustee Not Required to Give Security. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

Section 11.8. Protection of Trustee. By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

(a) the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Debt Securities (except in the certificate of the Trustee thereon) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by Emera;

(b) nothing herein contained shall impose any obligation on the Trustee to see to or require evidence of the deposit, registration or recording (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

(c) the Trustee shall not be bound to give notice to any person or persons of the execution hereof;

(d) the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of Emera of any of the covenants herein contained or of any acts of the agents or servants of Emera;

(e) the Trustee, in its personal or any other capacity, may buy, lend upon and deal in shares in the capital of Emera and in the Debt Securities and generally may contract and enter into financial transactions with Emera or any Affiliate without being liable to account for any profit made thereby; and

(f) the Trustee shall not be liable for the loss of monies deposited by it or held by or on behalf of the Trustee, with chartered banks or solicitors when said monies are held by said banks or solicitors in accordance with and where permitted by the terms of this Indenture.

Section 11.9. Replacement of Trustee.

(1) The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to Emera three months’ notice in writing or such shorter notice as Emera may accept as sufficient. The Holders by extraordinary resolution shall have power at any time to remove the Trustee and to appoint a new trustee. Emera, with the concurrence of the Holders, may remove the Trustee on three months’ notice in writing to the Trustee or on such shorter notice as the Trustee may accept as sufficient. In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, Emera shall forthwith appoint a new trustee unless a new trustee has already been appointed by the Holders; failing such appointment by Emera the retiring Trustee or any of the Holders may apply to the Supreme Court of Nova Scotia on such notice as such court may direct, for the appointment of a new trustee; but any new trustee so appointed by Emera or by the court shall be subject to removal as aforesaid by the Holders. Any new trustee appointed under any provision of this Section shall be a corporation authorized to carry on the business of a trust company in the Province of Nova Scotia. On any new appointment the new trustee shall be vested with the same property powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of Emera, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring the same to the new trustee.

(2) Any company into which the Trustee may be merged or with which it may be consolidated or amalgamated, or any company resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, shall be the successor of the Trustee under this Indenture without the execution of any instrument or further act.

(3) Notwithstanding the foregoing, if at any time a material conflict of interest exists in the Trustee’s role as a fiduciary hereunder the Trustee shall, within 90 Days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign its trust in the manner and with the effect specified in subsection (1).

(4) The parties hereto acknowledge and agree, and any beneficiaries hereunder are hereby deemed to have acknowledged and agreed, that:

(a) Montreal Trust Company of Canada has sold its corporate trust business and that such business is, as of the date of this Indenture, owned and operated by Computershare Trust Company of Canada (“Computershare”); and

(b) provided Computershare is at the date of such assignment a corporation authorized to carry on the business of a trust company in the Province of Nova Scotia, Montreal Trust Company of Canada may assign this Indenture and any ancillary agreements executed in connection herewith, and all of its rights, obligations and duties thereunder, to Computershare. Any such assignment shall be effective without the need for any further approval of any other person and without any further act or formality whatsoever. Notice of an assignment to Computershare shall be provided by the Trustee to Emera in the manner prescribed in Article 12 herein.

Section 11.10. Conflict of Interest. The Trustee represents that at the time of the execution and delivery hereof no material conflict of interest exists in the Trustee’s role as a fiduciary hereunder.

Section 11.11. Acceptance of Trust. The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

ARTICLE 12

NOTICES

Section 12.1. Notice to Emera. Any notice to Emera under the provisions of this Indenture shall be valid and effective if:

(a) delivered to Emera at Scotia Square, 1894 Barrington Street, P.O. Box 910, Halifax, Nova Scotia, B3J 2W5, Attention: Corporate Secretary and General Counsel with a copy to the Treasurer of Emera at the foregoing address and shall be deemed to have been effectively given on the date of delivery to Emera; or

(b) given by pre-paid telex, telecopy or facsimile or other means of tested, recorded electronic communication addressed to Emera at the foregoing address, Attention: Corporate Secretary and General Counsel, with a copy to the Treasurer of Emera and shall be deemed to have been given twenty-four (24) hours (excluding non-business Days) after transmission of the same to Emera.

Emera may from time to time notify the Trustee of a change in address which thereafter, until changed by like notice, shall be the address of Emera for all purposes of this Indenture.

Section 12.2. Notice to Holders. Unless herein otherwise expressly provided, any notice to be given hereunder to the Holders shall be deemed to be validly given to the Holders if such notice is:

(i) addressed to the Holders and delivered to their addresses appearing on the register maintained under Article 2, and if in the case of joint Holders more than one address appears in the register in respect of such joint holding, such notice shall be delivered to the first address so appearing and shall be deemed to have been effectively given on the date of delivery to such Holders; or

(ii) sent by unregistered surface or air mail, postage prepaid, addressed to such Holders at their respective addresses appearing on any of the registers maintained under Article 2, and if in the case of joint Holders of a Debt Security more than one address appears in the register in respect of such joint holding, such notice shall be addressed only to the first address so appearing and shall be deemed to have been given three (3) Days after the date of mailing thereof.

The Depository or the Nominee, as the case may be, shall be deemed to be the Holder of any Book-Entry Only Form Debt Security and notice to the Depository or the Nominee, as applicable, shall be sufficient in respect to any Book-Entry Only Form Debt Security; provided however that the provisions of this Section 12.2 are complied with.

Accidental error or omission in giving notice or accidental failure to mail notice to any Holders shall not invalidate any action or proceeding founded thereon. All notices given to Holders (other than for meetings called by Holders entitled to do so) shall be in a form approved by or on behalf of the Trustee, such approval not to be unreasonably withheld.

In determining under any provision hereof the date when notice of redemption or other event must be given, the date of giving the notice shall be included and the date of the redemption or other event shall be excluded.

Section 12.3. Notice to Trustee

Any notice to the Trustee under the provisions of this Indenture shall be valid and effective if:

(a) delivered to the Trustee at Montreal Trust Company of Canada, at 1465 Brenton Street, Suite 501, PO Box 36012, Halifax, Nova Scotia, B3J 3S9, Attention: Branch Manager, and shall be deemed to have been effectively given on the date of delivery; or

(b) given by prepaid telex, telecopy or facsimile or other means of tested, recorded electronic communication addressed to the Trustee at Montreal Trust Company of Canada, at the foregoing address, and shall be deemed to have been given twenty-four (24) hours (excluding non-business Days) after transmission of the same.

The Trustee may from time to time notify Emera of a change in address which thereafter, until changed by like notice, shall be the address of the Trustee for all purposes of this Indenture.

Section 12.4. Mail Service Interruption. If by reason of strike, lockout or other work stoppage, actual or threatened, of postal employees, any notice to be given to the Trustee or a Holder would reasonably be unlikely to reach its destination, such notice shall be valid and effective if delivered to the Person to whom it is addressed at the appropriate address in accordance with Section 12.2, by cable, telegram, telex, facsimile or other means of prepaid transmitted or recorded communication or if such notice is published once in such publication or publications and in such place or places as the Trustee may approve (such notice being deemed to be given when published once in each of the cities in which the Trustee requires publication), provided the provisions of this Section 12.4 shall be in addition to the requirements of any applicable legislation governing the giving of notice during mail service interruption.

[Remainder of Page Intentionally Blank - Next Page is Signature Page]

ARTICLE 13

EXECUTION

Section 13.1. Counterparts and Formal Date. This Indenture may be executed in several counterparts, each of which, when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of April 17, 2001

IN WITNESS WHEREOF the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

EMERA INCORPORATED

PER:

(C/S)

PER:

MONTREAL TRUST COMPANY OF CANADA

PER:

(C/S)

PER:

THIS FIRST SUPPLEMENTAL INDENTURE dated as of the 7th day of January, 2011

BETWEEN:

EMERA INCORPORATED, a corporation incorporated

under the laws of Nova Scotia and having its head office at

Halifax, Halifax Regional Municipality, Province of Nova

Scotia

(hereinafter called “Emera”)

OF THE FIRST PART

-and -

COMPUTERSHARE TRUST COMPANY OF

CANADA, a trust company incorporated under the laws of

Canada and having an office at Halifax, Halifax Regional

Municipality, Province of Nova Scotia, and authorized to

carry on business in all of the provinces of and territories of

Canada

(hereinafter called the “Trustee”)

OF THE SECOND PART

WHEREAS by a trust indenture dated as of April 17, 2001 between Emera and the Trustee (which trust indenture is hereinafter referred to as the “Principal Indenture”) provision was made for the issuance of Debt Securities of Emera in one or more Series; and

WHEREAS Emera wishes to amend the provisions of the Principal Indenture under the headings “Definitions” and “Accounting Principles” to provide that references in the Principal Indenture to generally accepted accounting principles or to “GAAP” shall be deemed to be to (i) generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, during such period when Emera is preparing its financial statements in accordance with such accounting principles, and (ii) accounting principles which are recognized as being generally accepted and which are in effect from time to time in the United States, as codified by the Financial Accounting Standards Board, during such period when Emera is preparing its financial statements in accordance with such accounting principles, which amendment reflects Emera’s intention to prepare and report its interim and annual financial statements in accordance with the latter principles for fiscal years beginning on and after January 1, 2011; and

WHEREAS Section 10.1 of the Principal Indenture provides that, provided no event of default exists or will be created by the issuance of Supplemental Indentures, from time to time Emera (when authorized by a Board Resolution) and the Trustee may, subject to the provisions of the Principal Indenture, and they shall, when so directed by the provisions of the Principal Indenture, execute and deliver by their proper officers, Supplemental Indentures or other instruments supplemental to the Principal Indenture, which thereafter shall form part the Principal Indenture, for any one or more of the purposes set out in Section 10.1, including inter alia, pursuant to Subsection 10.1(i); and

WHEREAS this Supplemental Indenture is executed and delivered pursuant to Subsection 10.1(i) of the Principal Indenture; and

WHEREAS this Supplemental Indenture is hereinafter referred to as the “First Supplemental Indenture” and is executed pursuant to all necessary authorizations of Emera required to amend the terms of the Principal Indenture, including the authorization of the Board of Directors;

NOW THEREFORE THIS INDENTURE WITNESSETH that in consideration of the premises, the covenants and agreements contained herein and the sum of Ten Dollars ($10.00) now paid by each of the parties hereto to the other (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Interpretation

This First Supplemental Indenture is supplemental to the Principal Indenture and shall be read in conjunction therewith. Except only insofar as the Principal Indenture may be inconsistent with the express provisions of this First Supplemental Indenture, in which case the terms of this First Supplemental Indenture shall govern and supercede those contained in the Principal Indenture only to the extent of such inconsistency, all of the provisions of the Principal Indenture and this First Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Principal Indenture and this First Supplemental Indenture were contained in one instrument. The expressions used in this First Supplemental Indenture shall, except as otherwise provided herein, have the respective meanings ascribed to them in the Principal Indenture.

ARTICLE 2

AMENDMENT TO PRINCIPAL INDENTURE

2.1	Amendment to Definition of GAAP in Principal Indenture

The definition of “Generally Accepted Accounting Principles” in Section 1.1 of the Principal Indenture shall be deleted in its entirety and replaced by the following:

“ “Generally Accepted Accounting Principles” has the meaning specified in Subsection 1.3 (1).”

2.2	Amendment to Accounting Principals in Principal Indenture

Subsection 1.3(1) of the Principal Indenture shall be deleted in its entirety, with the exception of the heading “Accounting Principles”, and replaced by the following:

“(1)	Wherever in this Indenture reference is made to generally accepted accounting principles or to “GAAP”, such reference shall be deemed to be to:

(a)	the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, during such period that Emera is preparing its financial statements in accordance with such principles; or

(b)	those accounting principles which are recognized as being generally accepted and which are in effect from time to time in the United States, as codified by the Financial Accounting Standards Board, or any successor institute, during such period that Emera is preparing its financial statements in accordance with such principles, in either case as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Indenture, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.”

ARTICLE 3

CONFIRMATION OF PRINCIPAL INDENTURE

3.1	Confirmation of Principal Indenture

The Principal Indenture, as supplemented by this First Supplemental Indenture, shall be and will continue in full force and effect and is hereby confirmed.

ARTICLE 4

FOR BENEFIT OF HOLDERS

4.1	Benefit of Indenture

Emera and the Trustee confirm that all of the provisions of this First Supplemental Indenture are for the benefit of the Holders so long as any Debt Securities are outstanding.

ARTICLE 5

ACCEPTANCE OF TRUST BY TRUSTEE

5.1	Acceptance of Trust

The Trustee hereby accepts the trusts in this First Supplemental Indenture declared and provided and agrees to perform the same upon the terms and conditions contained herein.

ARTICLE 6

EXECUTION

6.1	Formal Date

For purposes of convenience, this First Supplemental Indenture may be referred to as bearing a formal date of January 7, 2011 irrespective of the actual date of its execution.

6.2	Governing Law

This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the Province of Nova Scotia and the laws of Canada applicable therein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF THE PARTIES HERETO have duly executed this First Supplemental Indenture under their respective corporate seals.

EMERA INCORPORATED

By:	/s/ Nancy G. Tower
Name: Nancy G. Tower
Title: Executive Vice President and Chief Financial Officer

By:	/s/ Stephen D. Aftanas
Name: Stephen D. Aftanas
Title: Corporate Secretary

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

By:	/s/ Elizabeth Dockendorff
Name: Elizabeth Dockendorff
Title: Corporate Trust Officer

By:	/s/ Colleen Nielsen
Name: Colleen Nielsen
Title: Professional, Client Services